Filed pursuant to Rule 424(b)(5)
Registration No. 333-226271

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 30, 2018)

70,000,000 Common Shares

$0.50 Per Share

We are offering 70,000,000 common shares in this offering. Our common shares are listed for trading on the NASDAQ Capital Market under the symbol “VBIV.” On September 18, 2019, the last reported sale price of our common shares on the NASDAQ Capital Market was $0.6728 per share.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission.

	Per Share	Total
Public offering price	$0.50	$35,000,000
Underwriting discounts and commissions (1)	$0.03	$2,100,000
Proceeds, before expenses, to us	$0.47	$32,900,000

(1)

In addition, we have agreed to reimburse the underwriters for certain offering-related expenses. We refer you to “Underwriting” beginning on page S-48 of this prospectus supplement for additional information regarding total underwriting compensation.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 10,500,000 additional common shares at the public offering price less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $2,415,000 and the total proceeds to us, before expenses, will be $37,835,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares against payment in New York, New York, on or about September 23, 2019.

Joint Book-Running Managers

Raymond James	Oppenheimer & Co.

Lead Manager

National Securities Corporation

The date of this prospectus supplement is September 19, 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with different or additional information. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “VBI,” the “Company,” “we,” “us,” “our,” or similar references refer to VBI Vaccines Inc., a company incorporated under the laws of British Columbia, Canada, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated. References in this prospectus to “$” are to United States dollars, and Canadian dollars are indicated by the symbol “C$”.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to numerous factors, risks and uncertainties that could cause actual performance, the outcome of events, timing or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing of, and our ability to, obtain and maintain regulatory approvals for our clinical trials, products and pipeline candidates;

●	the timing and results of our ongoing and planned clinical trials for products and pipeline candidates;

●	the amount of funds we require for our infectious disease and immuno-oncology pipeline candidates;

●	the potential benefits of strategic partnership agreements and our ability to enter into strategic partnership arrangements;

●	our ability to regain and maintain compliance with the NASDAQ Capital Market’s listing standards;

●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to license our intellectual property;

●	our ability to maintain a good relationship with our employees;

●	the suitability and adequacy of our office, manufacturing and research facilities and our ability to secure term extensions or expansions of leased space;

●	our ability to manufacture, or to have manufactured, any products we develop to the standards and requirements of regulatory agencies;

●	the ability of our vendors to manufacture and deliver materials that meet regulatory agency and our standards and requirements to meet planned timelines and milestones;

●	any disruption in the operations of our manufacturing facility where we manufacture all of our clinical and commercial supplies of Sci-B-Vac® and future clinical supplies of VBI-2601;

●	the ability to obtain validation of the modernization and capacity increase of our manufacturing facility and resume manufacturing in a timely manner;

●	our compliance with all laws, rules and regulations applicable to our business and products;

●	our ability to continue as a going concern;

●	our history of losses;

●	our ability to generate revenues and achieve profitability;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for our products and pipeline candidates;

●	the impact of competitive or alternative products, technologies and pricing;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;

●	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats;

●	our ability to secure and maintain protection over our intellectual property;

●	our ability to maintain our existing licenses or obtain new licenses for intellectual property;

●	changes to legal and regulatory processes for biosimilar approval and marketing that could reduce the duration of market exclusivity for our products;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement.

You should review carefully the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our common shares pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Company Overview

We are a commercial stage biopharmaceutical company developing next generation vaccines to address unmet needs in infectious disease and immuno-oncology. Our lead product, Sci-B-Vac®, is a trivalent prophylactic hepatitis B vaccine for use in adults, children and newborns, which is approved for use in Israel and 10 other countries. Sci-B-Vac has not yet been approved for use by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or Health Canada. We are currently conducting a global Phase III clinical program for Sci-B-Vac designed to achieve FDA, EMA and Health Canada market approvals for commercial sale of Sci-B-Vac in the United States, Europe and Canada, respectively. The program consists of two concurrent Phase III studies: a safety and immunogenicity study (“PROTECT”) and a lot-to-lot consistency study (“CONSTANT”).

On June 17, 2019, we announced positive top-line results from the randomized, double-blind, pivotal Phase III study, PROTECT, designed to evaluate the efficacy and safety of a 10µg dose of Sci-B-Vac compared with a 20µg dose of the comparator vaccine, Engerix-B®. The study, which enrolled a total of 1,607 adults, of which more than 80% were age ≥ 45 years, met both of its co-primary endpoints:

●	Non-inferiority of seroprotection rate (“SPR”) of Sci-B-Vac compared with Engerix-B in all subjects age ≥ 18 years, 4 weeks after the 3rd vaccination (at day 196):

○	The SPR in all subjects age ≥ 18 years who received Sci-B-Vac was 91.4% compared with 76.5% for subjects who received Engerix-B
○	The SPR in the Sci-B-Vac cohort was statistically significantly higher than the SPR in the Engerix-B cohort – SPR difference: 14.9%; 95% confidence interval [11.2%, 18.6%]
○	SPR is defined as the percentage of subjects achieving seroprotection, anti-HBsAg levels ≥ 10 mIU/mL

●	Superiority of SPR of Sci-B-Vac compared with Engerix-B in subjects age ≥ 45 years, 4 weeks after the 3rd vaccination (at day 196):

○	The SPR in subjects age ≥ 45 years who received Sci-B-Vac was 89.4% compared with 73.1% for subjects who received Engerix-B
○	Superiority of Sci-B-Vac compared with Engerix-B was achieved in subjects age ≥ 45 years –SPR difference: 16.4%; 95% confidence interval [12.2%, 20.7%]

Moreover, SPR of Sci-B-Vac compared with Engerix-B was statistically significantly higher in all key subgroup analyses of adults age ≥ 18 years, including by age, gender, body mass index (BMI), diabetic status, and smoking status, 4 weeks after 3rd vaccination (at day 196):

●	In diabetics, the SPR in subjects who received Sci-B-Vac was 83.3% compared with 58.3% for subjects who received Engerix-B – SPR difference: 25.0%; 95% confidence interval [8.4%, 40.4%]
●	In subjects with a BMI > 30, the SPR in subjects who received Sci-B-Vac was 89.2% compared with 68.1% for subjects who received Engerix-B – SPR difference: 21.1%; 95% confidence interval [14.3%, 28.0%]

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The safety and tolerability seen in PROTECT was consistent with the known safety profile of Sci-B-Vac, with no new safety risks identified and no safety signals observed in either study cohort. Moreover, there were no observed clusters or unusual patterns of adverse events – the adverse events were generally consistent with characteristics of the study population.

The study did not meet the secondary objective of non-inferiority of two doses of Sci-B-Vac (at day 168) compared with three doses of Engerix-B (at day 196) in all subjects age ≥ 18 years; however, the SPR of Sci-B-Vac compared with Engerix-B was statistically significantly higher at each time point on a per-visit basis. The non-inferiority analysis of two doses of Sci-B-Vac compared with three doses of Engerix-B in subjects age 18-45 years will be reassessed based on the complete integrated data analyses from both the PROTECT and the CONSTANT studies. The top-line data from the CONSTANT study is expected around year-end 2019.

Successful completion of the second pivotal Phase III study, CONSTANT, is required for the Biologics License Application (“BLA”) to the FDA, the Marketing Authorization Application to the EMA and the New Drug Submission to Health Canada. Subject to successful completion of the CONSTANT study, we plan to submit applications for regulatory approvals in the United States, Europe, and Canada beginning mid-year 2020.

Our wholly-owned subsidiary in Rehovot, Israel, SciVac Ltd., manufactures and sells Sci-B-Vac.

We are also developing VBI-2601, a recombinant, protein-based immunotherapeutic for treatment of chronic hepatitis B, a disease that affects more that 250 million people worldwide. Chronic hepatitis B infection can lead to cirrhosis of the liver, hepatocellular cancer, and other liver disease, making it a life-threatening global health problem. VBI-2601 is formulated to induce broad immunity against the hepatitis B virus, including T-cell immunity which plays an important role in controlling hepatitis B infection. On December 4, 2018, we entered into a Collaboration and License agreement (the “Brii License Agreement”) with Brii Biosciences Limited (“Brii Bio”), pursuant to which, among other things, subject to terms and conditions set forth in the Brii License Agreement, we and Brii Bio agreed to collaborate on the development of a hepatitis B recombinant protein-based immunotherapeutic in the licensed territory, which consists of China, Hong Kong, Taiwan and Macau, and to conduct a Phase II collaboration clinical trial for the purpose of comparing VBI-2601 with a novel composition developed jointly with Brii Bio. We expect to initiate enrollment in the Phase II clinical proof-of concept study in the fourth quarter of 2019, which would enable an initial data readout mid-year 2020.

In addition, we are advancing a pipeline of programs, developed with our “enveloped” virus-like particle (“eVLP”) platform technology, that allows for the design of vaccines that closely mimic the target viruses. We have lead programs in infectious diseases, with our prophylactic cytomegalovirus (“CMV”) vaccine candidate, VBI-1501, and in immuno-oncology, with our glioblastoma multiforme (“GBM”) vaccine immunotherapeutic candidate, VBI-1901.

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CMV may cause severe infections in newborn children (congenital CMV) and may also cause serious infections in people with weakened immune systems, such as solid organ or bone marrow transplant recipients. In May 2018, we announced positive top-line results from the randomized, placebo-controlled Phase I study of VBI-1501. The final Phase I study results demonstrated that VBI-1501 was safe and well-tolerated at all doses, with and without the adjuvant alum. The highest dose of VBI-1501, 2.0 µg, with alum, elicited CMV-neutralizing antibodies against fibroblast cell infection in 100% of subjects after the third vaccination, up from 81% of subjects after the second vaccination, inducing titers comparable to those observed in patients protected as a result of natural infection. Neutralizing antibodies against epithelial cell infection were also seen in 31% of subjects after the third vaccination of VBI-1501 2.0µg with alum. The data also showed the formulation of the vaccine with alum enhanced antibody titers. The highest dose of VBI-1501 tested, 2.0µg with alum, contains approximately 10-fold less antigen content than that used in several other VLP-based vaccines or in previous CMV vaccine candidates developed by other companies. On December 20, 2018, we announced plans for a Phase II clinical study evaluating VBI-1501 following positive discussions with Health Canada. We received similarly positive guidance from the FDA in July 2019. The Phase II study is expected to assess the safety and immunogenicity of dosages of VBI-1501 up to 20µg with alum. The Investigational New Drug submission for this study is expected around year-end 2019.

Our GBM brain cancer vaccine immunotherapeutic program, VBI-1901, targets CMV in tumor cells. CMV is the virus that is associated with a number of solid tumors, including GBM. We initiated dosing in a multi-center Phase I/IIa clinical study evaluating VBI-1901 in patients with recurrent GBM in January 2018. The Data Safety Monitoring Board (“DSMB”) has completed reviews of all safety data from our fully-enrolled Part A portion of the Phase I/IIa trial in recurrent GBM subjects, which included 6 subjects in each of 3 different dose cohorts. The DSMB unanimously recommended the continuation of the study without modification and had no safety concerns about any of the 3 dose levels of VBI-1901. Enrollment in Part A of the study was completed in mid-December 2018. On April 23, 2019, we announced that, based on safety and immunogenicity data, the highest dose tested in Part A of the study, 10µg, has been selected as the optimal dose level to test in Part B of the study.

On June 2, 2019, we presented a poster at the ASCO Annual Meeting that exhibited clinical data from Part A of the Phase I/IIa study of VBI-1901 in recurrent GBM patients. The poster presented data on a total of 18 patients enrolled in Part A of the study, which was a multi-center, open-label, dose-escalation study across three dose cohorts of VBI’s vaccine immunotherapeutic, VBI-1901 – 0.4 µg, 2.0 µg, and 10.0 µg. Part A of the study was designed to evaluate the safety and tolerability of VBI-1901, and to define the optimal immunogenic dose level to test in the Part B extension phase of the study. Part B will also further assess immunologic responses and potential correlations with tumor and clinical responses.

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Highlights from the ASCO poster presentation include:

●	Safety:

○	The vaccine immunotherapeutic was well tolerated at all doses, with no safety signals observed.
○	Grade 2, 3, or 4 adverse events occurred in 66%, 22%, and 11% of participants, respectively – none were related to the vaccine immunotherapeutic.

●	Immunogenicity and Tumor/Clinical Responses:

○	Six (6) patients immunologically responded to VBI-1901, with evidence of robust boosting of CMV-specific immune responses against both glycoprotein B and pp65 antigens.
○	Median progression-free survival was longer among responders (14.5 weeks) vs. non-responders (6 weeks).
○	Three out of six (3/6) patients in the high-dose, 10 µg, cohort had evidence of stable disease by magnetic resonance imaging, compared to one out of six (1/6) in the low-dose cohort and zero out of six (0/6) in the intermediate-dose cohort.

On September 10, 2019, we announced that, as part of a collaboration with GlaxoSmithKline (“GSK”) to clinically evaluate the combination of VBI-1901 with GSK’s proprietary AS01B adjuvant system, we plan to add an additional study arm to Part B of the study. Part B of the ongoing Phase I/IIa clinical study is now planned to be a two-arm, open-label study, enrolling 20 first-recurrent GBM patients to receive VBI-1901 in combination with either GM-CSF or AS01B as immunomodulatory adjuvants. See “—Recent Developments—Collaboration with GSK.” Enrollment of the 10 patients in the VBI-1901 with GM-CSF arm was initiated at the end of July 2019. Initiation of enrollment of the 10 patients in the VBI-1901 with AS01B arm is expected later in the second half of 2019, subject to FDA acceptance of the amended protocol.

We expect initial immunologic data from Part B of the study to become available around year-end 2019 and the expanded immunologic data and correlations with tumor and clinical responses from Part B of the study to become available in the first half of 2020.

Recent Developments

NASDAQ Minimum Bid Price Requirement

As previously reported, on August 14, 2019, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) indicating that, based upon the closing bid price of our common shares for the 30 consecutive business day period between July 2, 2019 through August 13, 2019, we did not meet the minimum bid price of $1.00 per share required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2). The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until February 10, 2020 (the “Compliance Period”), in which to regain compliance pursuant to NASDAQ Listing Rule 5810(c)(3)(A). In order to regain compliance with NASDAQ’s minimum bid price requirement, our common shares must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period. In the event that we do not regain compliance by the end of the Compliance Period, we may be eligible for additional time to regain compliance. To qualify, we will be required to meet the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary. If we meet these requirements, we may be granted an additional 180 calendar days to regain compliance. We have not regained compliance as of the date of this prospectus supplement, and if we fail to regain compliance during the Compliance Period or any subsequent grace period granted by NASDAQ, our common shares will be subject to delisting by NASDAQ, which could seriously decrease or eliminate the value of an investment in our common shares.

Collaboration with GSK

On September 10, 2019, we announced a collaboration with GSK to clinically evaluate the combination of VBI-1901 with GSK’s proprietary AS01B adjuvant system. Part B of the ongoing Phase I/IIa clinical study is now planned to be a two-arm, open-label study, enrolling 20 first-recurrent GBM patients to receive VBI-1901 in combination with either GM-CSF or AS01B as immunomodulatory adjuvants. Initiation of enrollment of the 10 patients in the VBI-1901 with AS01B arm is expected later in the second half of 2019, subject to FDA acceptance of the amended protocol.

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Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” before the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Company Information

Our principal office is located at 222 Third Street, Suite 2241, Cambridge, Massachusetts 02142. In addition, we have manufacturing and research facilities located in Rehovot, Israel, and research facilities located in Ottawa, Ontario, Canada. Our telephone number at our headquarters is (617) 830-3031.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common shares, no par value, are currently traded on the NASDAQ Capital Market under the ticker symbol “VBIV.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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THE OFFERING

Issuer	VBI Vaccines Inc.

Common shares offered by us	70,000,000 common shares

Common shares outstanding immediately after this offering	167,757,199 shares (or approximately 178,257,199 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares

We have granted the underwriters an option to purchase up to 10,500,000 additional common shares. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for:

●	the continued advancement of our pipeline programs, including,

○	(1) Sci-B-Vac® - the completion of the CONSTANT Phase III study, and regulatory and pre-commercialization activities for the U.S., Europe, and Canada; and
○	(2) continued clinical development of GBM (VBI-1901), therapeutic hepatitis B (VBI-2601), and CMV (VBI-1501) programs; and

●	general corporate purposes, including working capital and capital expenditures.

See “Use of Proceeds” on page S-38.

Dividend policy	We have not declared or paid any cash or other dividends on our capital stock since January 1, 2015, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. In addition, our Amended and Restated Credit Agreement and Guaranty, dated December 6, 2016, as amended (the “Amended Credit Agreement”), with Perceptive Credit Holdings, LP (“Perceptive Credit”), prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock. See “Dividend Policy” on page S-40.

Risk factors	Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement before deciding to invest in our common shares.

NASDAQ Capital Market symbol	“VBIV”

The number of shares to be outstanding after this offering is based on 97,757,199 common shares outstanding as of June 30, 2019, and excludes as of that date:

●	6,986,755 outstanding equity grants and awards which include:

○	6,740,224 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $2.84 per share; and
○	246,531 common shares issuable upon the vesting of awards having a weighted average fair value at grant date of $2.97 per share;

●	1,676,460 common shares reserved for issuance under our equity incentive plans; and

●	2,618,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.57 per share.

Except as otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ option to purchase 10,500,000 additional common shares.

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RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding whether to invest in our common shares, you should consider carefully the risks described below, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Product Development

Because our product development efforts depend on new and rapidly evolving technologies, we cannot be certain that our efforts will be successful.

Our product development efforts depend on new, rapidly evolving technologies and on the marketability and profitability of our products. Commercialization of our vaccines could fail for a variety of reasons, and include the possibility that:

●	Sci-B-Vac may not be approved for sale in the United States, Europe or Canada;

●	our eVLP vaccine technologies, any or all of the products based on such technologies or our manufacturing process will be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances or achieve commercial viability;

●	we or Brii Bio may be unable to successfully carry out the development and commercialization plans under the Brii License Agreement;

●	we may be unable to develop a scale-up method for our manufacturing protocols in a cost-effective manner;

●	the products, if safe and effective, will be difficult to manufacture on a large-scale or may be uneconomical to market;

●	our subcontracted third-party manufacturing facility may fail to continue to pass regulatory inspections;

●	proprietary rights of third parties will prevent us or our collaborators from exploiting technologies, and manufacturing or marketing products; and

●	third-party competitors will gain greater market share due to superior products or marketing capabilities.

The FDA and corresponding foreign regulatory agencies may require more clinical trials for our Sci-B-Vac than we currently expect or are conducting before granting regulatory approval, if regulatory approval is granted at all.

Our registration and commercial timelines for Sci-B-Vac depend on further discussions with the FDA and corresponding foreign regulatory agencies. They could have additional requirements and requests, beyond the ongoing Phase III studies, for additional data or completion of additional clinical trials, including a request to increase the size of the safety data set. Any such requirements or requests could:

●	adversely affect our ability to timely and successfully commercialize or market Sci-B-Vac in the United States, Europe, Canada and other jurisdictions where Sci-B-Vac is not currently approved;

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●	result in significant additional costs;

●	potentially diminish any competitive advantages for Sci-B-Vac;

●	potentially limit the markets for Sci-B-Vac;

●	adversely affect our ability to enter into collaborations or receive milestone payments or royalties from potential collaborators;

●	cause us to abandon the further development of the affected pipeline candidates to comply with requests by the FDA or other jurisdictions where it is not currently approved; or

●	limit our ability to obtain additional financing on acceptable terms, if at all.

Pre-clinical and clinical trials will be lengthy and expensive. Delays in clinical trials are common for many reasons and any such delays could result in increased costs to us and jeopardize or delay our ability to obtain regulatory approval and commence product sales as currently contemplated.

As part of the regulatory process, we must conduct clinical trials for each vaccine candidate to demonstrate safety and efficacy to the satisfaction of the regulatory authorities, including the FDA for the United States, the EMA for the European Union and Health Canada for Canada. Clinical trials are subject to current Good Clinical Practice regulations (“cGCP”). cGCPs are rigorous practices that are incorporated into the FDA’s clinical trial regulatory requirements and are expensive and time-consuming to design and implement. We may experience delays in clinical trials for any of our product candidates, and the projected timelines for continued development of the technologies and related product candidates by us may otherwise be subject to delay or suspension. Our planned clinical trials might not begin on time; may be interrupted, delayed, suspended, or terminated once commenced; might need to be redesigned; might not enroll a sufficient number of patients; or might not be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including the following:

●	delays in obtaining regulatory approval to commence a trial;

●	imposition of a clinical hold following an inspection of our clinical trial operations or trial sites by the FDA or other regulatory authorities;

●	imposition of a clinical hold because of safety or efficacy concerns by the FDA, a data safety monitoring board or committee, a clinical trial site’s Institutional Review Board (“IRB”), or us;

●	delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites;

●	delays in obtaining required IRB approval at each site for clinical trial protocols;

●	delays in identifying, recruiting and training suitable clinical investigators;

●	delays in recruiting suitable patients to participate in a trial;

●	delays in having patients complete participation in a trial or return for post-treatment follow-up;

●	clinical sites dropping out of a trial to the detriment of enrollment;

●	time required to add new sites;

●	delays in obtaining sufficient supplies of clinical trial materials, including comparator drugs;

●	delays resulting from negative or equivocal findings of a data safety monitoring board for a trial; or

●	adverse or inconclusive results from pre-clinical testing or clinical trials.

S-8

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials, and clinicians’ and patients’ perceptions as to the potential advantages of the biologic being studied in relation to other available therapies, including any new biologics that may be approved for the indications we are investigating. Any of these delays in completing our clinical trials could increase costs, slow down the product development and approval process, and jeopardize our ability to commence product sales and generate revenue.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy are required, and we may not adequately develop such protocols to support approval.

In addition to FDA requirements and those of other regulatory authorities, an independent IRB or an independent ethics committee at each medical institution proposing to participate in the conduct of the clinical trial generally must review and approve the clinical trial design and patient informed consent form before commencement of the study at the respective medical institution. The IRBs approve the clinical trial protocols and conduct periodic reviews of the clinical trials. The clinical trial protocols describe the type of people who may participate in the clinical trial, the schedule of tests and procedures, the medications and dosages to be studied, the length of the study, the study’s objectives, and other details. In general, the IRB will consider, among other matters, ethical factors, the safety of human subjects and the possibility of liability of the institution conducting the trial. Our preclinical studies may not be adequate proof of safety and efficacy, and as a result, we may not be successful in developing clinical trial protocols necessary to support IRB approval. Any delay or failure to obtain IRB approval to conduct a clinical trial at a prospective site could materially impact the costs, timing or successful completion of a clinical trial.

We rely on CROs, third-party investigators, and independent sites to conduct our clinical trials. If these third parties do not fulfill their contractual obligations or meet expected deadlines, our planned clinical trials may be extended, delayed, modified, or terminated and we may fail to obtain the regulatory approvals necessary to commercialize our product candidates.

We rely on third-party CROs to conduct our clinical trials, including the Sci-B-Vac Phase III clinical studies. CROs, third-party investigators, and independent sites are subject to cGCPs that include conducting, recording, and reporting the results of clinical trials and to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces cGCPs through periodic inspections. If these CROs do not perform their obligations, comply with laws or cGCPs, or meet expected deadlines, our planned clinical trials may be extended, delayed, modified or terminated. We rely on the processes of our CROs to ensure that accurate records are maintained to support the results of the clinical trials. While we or our CROs conduct regular monitoring of clinical sites, we are dependent on the processes and quality control efforts of our third-party contractors to ensure that detailed, quality records are maintained to support the results of the clinical trials that they are conducting on our behalf. Any extension, delay, modification or termination of our clinical trials or failure to ensure adequate documentation and the quality of the results in the clinical trials could delay or otherwise adversely affect our ability to commercialize our products and product candidates and could have a material adverse effect on our business and operations.

We rely upon independent sites and investigators, such as universities and medical institutions and their faculty or staff, to conduct our clinical trials. These sites and investigators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. If these investigators or collaborators fail to devote sufficient time and resources to our product development programs, do not conduct their activities in compliance with the law, or if their performance is substandard, the approval of our regulatory submissions and our introductions of new products will be delayed or prevented.

Our potential collaborators may also have relationships with other commercial entities, some of which may compete with us. If outside collaborators assist our competitors to our detriment, the approval of our regulatory submissions will be delayed and the sales from our products, if and when commercialized, will be less than expected. Even if clinical trials are completed as planned, their results may not support expectations or intended marketing claims. The clinical trials process may fail to demonstrate that our product candidates are safe and effective for indicated uses. Such failure could cause us to abandon one or more product candidates and could delay development of other product candidates.

S-9

Additional delays to the completion of clinical studies may result from modifications being made to the protocol during the clinical trial, if such modifications are warranted and/or required by the occurrences in the given trial.

Each modification to a protocol for a clinical trial must be submitted to the FDA or foreign regulatory authorities and the IRBs. This submission could result in the delay or suspension of a clinical trial while the modification is evaluated. In addition, depending on the magnitude and nature of the changes made, the FDA and other regulatory authorities could take the position that the data generated by the clinical trial prior to the protocol modification cannot be pooled with the data collected after the modification because the same protocol was not used throughout the trial. This prohibition might require the enrollment of additional subjects, which could result in the extension of the clinical trial and the FDA and other regulatory authorities delaying approval of one or more product candidates.

We may be required to suspend or discontinue clinical trials because of adverse side effects or other safety risks that could preclude approval of our biologic candidates.

Our clinical trials may be suspended or terminated at any time for a number of reasons. A clinical trial may be suspended or terminated by us, our collaborators, the FDA, or other regulatory authorities because of a failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, presentation of unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using the investigational biologic, changes in governmental regulations or administrative actions, lack of adequate funding to continue the clinical trial, or negative or equivocal findings of the data safety monitoring board or the IRB for a clinical trial. An IRB may also suspend or terminate our clinical trials for failure to protect patient safety or patient rights. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants. If we elect or are forced to suspend or terminate any clinical trial of any proposed product that we develop, the commercial prospects of such proposed product will be harmed and our ability to generate product revenue from such proposed product will be delayed or eliminated. Any of these occurrences may harm our business, financial condition, results of operations and prospects significantly.

The future results of our current or future clinical trials may not support our product candidates claims or may result in the discovery of unexpected adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that the results will support our product candidates claims or that the FDA or foreign regulatory authorities will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses. If the FDA or foreign regulatory authorities conclude that the clinical trials for any of our product candidates for which we might seek approval have failed to demonstrate safety and effectiveness, we would not receive regulatory approval to market that product in the United States or in other jurisdictions for the indications sought. In addition, such an outcome could cause us to abandon the product candidates and might delay development of others. Any delay or termination of our clinical trials will delay the filing of any product submissions with the FDA or foreign regulatory authorities and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile. Adverse clinical trial results, such as death or injury due to side effects, could jeopardize regulatory approval, and if approval is granted, such results may also lead to marketing restrictions or prohibitions. In addition, the clinical trials performed for programs other than for Sci-B-Vac involve a relatively small patient population. Because of the small sample size, their results may not be indicative of future results.

S-10

International commercialization of Sci-B-Vac and our pipeline candidates faces significant obstacles, including obtaining regulatory approvals. Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing or selling our products in such jurisdictions.

Sci-B-Vac is approved for sale in Israel and 10 other countries. In countries where we do not currently have the required approvals (including the United States, many European countries and Canada), we will need to obtain separate approvals from the relevant regulatory, pricing and reimbursement authorities to market or sell Sci-B-Vac or any of our pipeline candidates. Pursuing regulatory approvals will be time-consuming and expensive, and we may not obtain U.S. or foreign regulatory approvals on a timely basis, if at all. The regulations vary among countries, and regulatory authorities in one market may require different or additional clinical trials than those required to obtain approval for Sci-B-Vac or our pipeline candidates in another market, and the time required to obtain approval may differ in one market from that required to obtain approval for Sci-B-Vac or our pipeline candidates in another market. Obtaining approval in one country does not ensure approval by regulatory authorities in other countries.

In addition, we have limited international regulatory, clinical and commercial resources. We currently market or sell Sci-B-Vac through collaborative relationships with foreign partners and entered into a collaborative relationship with Brii Bio for development of a hepatitis B recombinant protein-based immunotherapeutic in China, Hong Kong, Taiwan and Macau, and may plan to do so with other pipeline candidates in the future, and, as such, current and future partners are critical to our international success. We may not be able to maintain current, or enter into future, collaboration agreements with appropriate partners for important foreign markets on acceptable terms, if at all. Current and future collaborations with foreign partners may not be effective or profitable.

Future legislation, or regulations and policies adopted by the FDA or other regulatory authorities may increase the time and costs required for us to conduct and complete clinical trials for our product candidates.

The FDA has established regulations, guidelines and policies to govern the pharmaceutical and biologic development and approval processes, as have foreign regulatory authorities. We expect there will continue to be federal and state laws and/or regulations, proposed and implemented, that could impact our operations and business. Any change in regulatory requirements resulting from the adoption of new legislation, regulations or policies may require us to amend existing clinical trial protocols or add new clinical trials to comply with these changes. Such amendments to existing protocols or clinical trial applications or the need for new ones, may significantly and adversely affect the cost, timing and completion of the clinical trials for our candidates.

In addition, the FDA’s policies and those of other regulatory authorities may change and additional government regulations may be issued that could prevent, limit or delay regulatory approval of our pipeline candidates, or impose more stringent product labeling and post-marketing testing and other requirements.

Developments by competitors may establish standards of care that affect our ability to conduct our clinical trials as planned.

Changes in standards related to clinical trial design could affect our ability to design and conduct clinical trials as planned. For example, regulatory authorities may not allow us to compare one or more of our pipeline candidates to a placebo in a particular clinical indication where approved products are available. In that case, both the cost and the amount of time required to conduct a clinical trial could increase.

S-11

We face product liability exposure, which, if not covered by insurance, could result in significant financial liability.

The risk of product liability is inherent in the research, development, manufacturing, marketing and use of pharmaceutical products. Sci-B-Vac which is currently approved for sale in 11 countries; our current pipeline candidates currently in clinical trials; and any products that we may commercially market in the future may cause, or may appear to have caused, injury or dangerous drug reactions, and expose us to product liability claims. These claims might be made by patients who use the product, healthcare providers, pharmaceutical companies, our corporate collaborators or others selling such products. If our current products or any of our product candidates during clinical trials were to cause adverse side effects, we may be exposed to substantial liabilities. In September 2018, two civil claims were brought in the District of Court of the central district in Israel which named our subsidiary SciVac Ltd. as a defendant. In one claim, two minors, through their parents, allege among other things, defects in certain batches of Sci-B-Vac discovered in July 2015; that Sci-B-Vac was approved for use in children and infants in Israel without sufficient evidence establishing its safety; that SciVac Ltd. failed to provide accurate information about Sci-B-Vac to consumers and that each child suffered side effects from the vaccine. The claim was filed together with a motion seeking approval of a class action on behalf of 428,000 children vaccinated with Sci-B-Vac in Israel from April 2011 and seeking damages in a total amount of NIS 1,879,500,000 (not in thousands) ($527.1 million). The motion seeking approval of a class action has been suspended until a ruling is given on the question of liability in the tort claim. The second claim is a civil action brought by two minors and their parents against SciVac Ltd. and the Israel Ministry of Health (“IMoH”) alleging, among other things, that SciVac Ltd. marketed an experimental, defective, hazardous or harmful vaccine; that Sci-B-Vac was marketed in Israel without establishing its safety; and that Sci-B-Vac was produced and marketed in Israel without approval of a western regulatory body. The claim seeks damages for past and future losses and expenses as well as punitive damages. The trial of the civil action has been scheduled to begin on December 18, 2019. Regardless of the merits or eventual outcome, product liability claims or other claims related to our products or product candidates may result in:

●	decreased demand for our products due to negative public perception;

●	injury to our reputation;

●	withdrawal of clinical trial participants or difficulties in recruiting new trial participants;

●	initiation of investigations by regulators;

●	costs to defend or settle the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenues from product sales; and

●	the inability to commercialize any of our product candidates, if approved.

We currently maintain product liability insurance, and we generally obtain clinical trial insurance once a clinical trial is initiated. However, the insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Insurance coverage is becoming increasingly expensive, and, in the future, we, or any of our collaborators, may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts or at all to protect us against losses due to liability. Even if our agreements with any current or future collaborators entitle us to indemnification against product liability losses, such indemnification may not be available or adequate should any claim arise. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against product liability claims could prevent or inhibit the commercialization of our product candidates. If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, our assets may not be sufficient to cover such claims and our business operations could be impaired.

Should any of the events described above occur, this could have a material adverse effect on our business, financial condition and results of operations.

S-12

Even if we obtain regulatory approval for one or more of our product candidates, we will still face extensive, ongoing regulatory requirements and review, and our products may face future development and regulatory difficulties.

Even if we obtain regulatory approval for one or more of our product candidates in the United States or other regions, which we cannot guarantee, the FDA or other regulatory bodies may still impose significant restrictions on a product’s indicated uses or marketing or impose conditions for approval, or impose ongoing requirements for potentially costly post-approval studies, including Phase IV clinical trials or post-market surveillance. As a condition to granting marketing approval of a product, the FDA or other regulatory bodies may require us to conduct additional clinical trials. The results generated in these post-approval clinical trials could result in loss of marketing approval, changes in product labeling, or new or increased concerns about side effects or efficacy of a product. For example, the labeling for our product candidates, if approved, may include restrictions on use or warnings. The Food and Drug Administration Amendments Act of 2007 gives the FDA enhanced post-market authority, including the explicit authority to require post-market studies and clinical trials, labeling changes based on new safety information and compliance with FDA-approved Risk Evaluation and Mitigation Strategies (“REMS programs”). If approved, our product candidates will also be subject to ongoing FDA requirements governing the manufacturing, labeling, packaging, storage, distribution, safety surveillance, advertising, promotion, record keeping and reporting of safety and other post-market information. The FDA’s exercise of its authority could result in delays or increased costs during product development, clinical trials and regulatory review, increased costs to comply with additional post-approval regulatory requirements and potential restrictions on sales of approved products. Foreign regulatory agencies often have similar authority and may impose comparable costs. Post-marketing studies, whether conducted by us or by others and whether mandated by regulatory agencies or voluntary, and other emerging data about marketed products, such as adverse event reports, may also adversely affect sales of our product candidates once approved, and potentially our other marketed products. Further, the discovery of significant problems with a product similar to one of our products that implicate (or are perceived to implicate) an entire class of products could have an adverse effect on sales of our approved products. Accordingly, new data about our products could negatively affect demand because of real or perceived side effects or uncertainty regarding efficacy and, in some cases, could result in product withdrawal or recall. Furthermore, new data and information, including information about product misuse, may lead government agencies, professional societies and practice management groups or organizations involved with various diseases to publish guidelines or recommendations related to the use of our products or the use of related therapies or place restrictions on sales. Such guidelines or recommendations may lead to lower sales of our products.

The holder of a BLA that has been approved also is subject to obligations to monitor and report adverse events and instances of the failure of a product to meet the specifications in the BLA. License holders must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling, or manufacturing process. Application holders must also submit advertising and other promotional material to the FDA. Advertising and promotional materials must comply with FDA rules in addition to other potentially applicable federal and state laws, including, by way of example, the Federal Trade Commission Act. Any sales and promotional activities are also potentially subject to federal and state consumer protection and unfair competition laws. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products. In particular, a product may not be promoted for uses that are not approved by the FDA, or such other regulatory agencies as reflected in the product’s approved labeling. In particular, any labeling approved by such regulatory agencies for our product candidates may also include restrictions on use. Such regulatory agencies may impose further requirements or restrictions on the distribution or use of our product candidates as part of a mandatory plan, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. If we receive marketing approval for one or more of our product candidates, physicians may nevertheless prescribe such products to their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such off-label uses, we may become subject to significant liability. In particular, the U.S. federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

Depending on the circumstances, failure to meet post-approval requirements by us or our third-party collaborators can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, FDA issuance of Form 483, untitled letters, and/or warning letters, suspension or termination of any ongoing clinical trials, or refusal to allow us to enter into supply contracts, including government contracts. Any government investigation of alleged violations of law could require us to expend significant amounts of time and resources in response, and could generate negative publicity and significantly inhibit our ability to bring to market or continue to market our products and generate revenue.

S-13

We may seek to in-license pipeline candidates or technologies to expand our product pipeline and may not succeed.

If and when we deem it to be our strategic priority, we may seek to in-license pipeline candidates or technologies to expand our product pipeline and may not succeed. The number of such candidates and technologies is limited. Competition among large pharmaceutical companies and biopharmaceutical companies for promising pipeline candidates and technologies is intense because such companies generally desire to expand their product pipelines through in-licensing. If we fail to carry out such in-licensing and expand our product pipeline, our potential future revenues may suffer especially if our current products or pipeline candidates fail to generate material revenue.

The failure by us or our current or future manufacturers to obtain FDA or other regulatory agencies’ approval for manufacturing facilities could have a material adverse impact on our business, results of operations, financial condition and prospects.

Our manufacturing facilities and any of our current and future contract manufacturers, whether the facilities are ours or third-party manufacturer facilities, must be inspected by the FDA, after we submit a BLA and before approval, or by the regulators in other jurisdictions for our product candidates to be manufactured for commercial production. In the event that we are approved to market a drug product in the United States, we or our third-party manufacturers must register the manufacturing facilities with the FDA and are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with the FDA’s current Good Manufacturing Practices regulations. Similar rules apply in the event we are approved to market a medicinal product in the European Union. Other than Sci-B-Vac, which is currently manufactured by us, we are completely dependent on these third-party manufacturers for compliance with the requirements of U.S. and non-U.S. regulators for the manufacture of our finished products. If we or our third-party manufacturers cannot successfully produce material that conforms to our specifications and current good manufacturing practice requirements of any applicable regulatory agency, we will not be able to secure approval for our manufacturing facilities. If the FDA or another regulatory agency does not approve these facilities for commercial production, we will need to find alternative suppliers, which would result in significant delays in obtaining required regulatory approvals. In addition, if we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility, or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing, requiring new warnings or other labeling changes to limit use of the drug, requiring that we conduct additional clinical trials, imposing new monitoring requirements or requiring that we establish a REMS program. These challenges may have a material adverse impact on our business, results of operations, financial condition and prospects.

We manufacture clinical and commercial supplies of Sci-B-Vac at a single location. Any disruption in the operations of our manufacturing facility could adversely affect our business and results of operations.

We rely on our manufacturing facility in Rehovot, Israel, for the manufacture of all clinical and commercial supplies of Sci-B-Vac and future clinical supplies of VBI-2601. Our current manufacturing facility contains highly specialized equipment and materials and utilizes complicated production processes developed over a number of years, which would be difficult, time-consuming and costly to duplicate or, though a remote risk, may be impossible to duplicate. If our facility were damaged or destroyed, or otherwise subject to disruption, including contamination, it would require substantial lead-time to replace our manufacturing capabilities and could cause costly delays. In such event, we would be forced to identify and rely entirely on third-party contract manufacturers for an indefinite period of time, which we may not be able to do in a timely manner and would further increase our production costs. Any disruptions or delays at our facility or its failure to meet regulatory compliance would significantly impair our ability to manufacture Sci-B-Vac for sale in the jurisdictions where it is approved for sale and for our proposed clinical studies of VBI-2601 and for future clinical studies of Sci-B-Vac, if required, where we seek regulatory approval, which would result in increased costs and losses and adversely affect our business and results of operations.

S-14

We are incurring significant costs to modernize and increase the capacity of our manufacturing facility in Rehovot, Israel. Any delays in completing or validating the modernization and capacity increase of our facility could adversely affect our ability to supply our vaccines for commercial sale and clinical development.

We are investing substantial funds to modernize and increase the capacity of our manufacturing facility in Rehovot, Israel, where we manufacture all clinical and commercial supplies of Sci-B-Vac and future clinical supplies of VBI-2601. During the modernization and capacity increase, which started in April 2018, we ceased manufacturing operations at our manufacturing facility. Following completion and validation of the modernization and capacity increase of our manufacturing facility, IMoH will need to perform a full facility and process validation audit in order to provide its approval for us to recommence manufacturing operations. If we are unable to promptly obtain IMoH approval our ability to manufacture Sci-B-Vac for commercial sale could be interrupted, the costs associated with our modernization project would increase, and our sales of Sci-B-Vac and the timing of our proposed clinical studies related to VBI-2601 could be adversely affected.

If a supplier of our raw materials and certain reagents fails to provide sufficient quantities to us, we may not be able to obtain an alternative supply on a timely or acceptable basis.

We rely on a single source for our supply of some of our raw materials and certain reagents required for the manufacture of Sci-B-Vac and VBI-2601. We do not have a written or oral agreement with these single sources of supply, as all orders are handled through individual purchase orders or on an order-by-order basis. Alternative sources from which we can obtain our supply of most of these materials exist. However, we may not be able to find alternative suppliers in a timely manner that would provide supplies of these raw materials or reagents at acceptable quantities and prices, if at all. Any interruption in the supply of these materials would disrupt our ability to manufacture Sci-B-Vac or VBI-2601 for further development, current and future clinical trials, and commercial manufacturing, and could have a material adverse effect on our business, commercialization of Sci-B-Vac and VBI-2601 and future profit margins, if any.

We do not manufacture any of our raw materials nor do we plan to develop any capacity to do so. Instead, we rely on multiple sources to supply our raw materials so that we can manufacture sufficient quantities of Sci-B-Vac and VBI-2601 at our manufacturing facility. Some of the countries of origin of our raw materials are not the same as our drug manufacturing location. Any disruption in supply of raw materials from a qualified supplier could result in significant delays with our manufacturing, clinical trials, BLA filing, BLA approval or commercial sale of the finished product due to contract delays, the need to manufacture new raw materials, out of specification raw materials, the need for import and export permits, and the failure of the newly sourced raw materials to perform to the standards of the previously sourced raw materials. These delays could have a material adverse effect on our business and future profit margins, if any.

We expect the healthcare industry to face increased limitations on reimbursement, rebates and other payments as a result of continued healthcare reform changes, which could adversely affect third-party coverage of our products and how much or under what circumstances healthcare providers will prescribe or administer our products.

In both the United States and other countries, sales of our products will depend in part upon the availability of reimbursement from third-party payers, which include governmental authorities, managed care organizations and other private health insurers. Third-party payers are increasingly challenging the price and examining the cost effectiveness of medical products and services.

Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the U.S. healthcare system have been introduced or proposed in Congress and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.

S-15

Cost reduction initiatives and changes in coverage implemented through legislation or regulation could decrease utilization of and reimbursement for any approved products, which in turn would affect the price we can receive for those products. Any reduction in reimbursement that results from federal legislation or regulation may also result in a similar reduction in payments from payers. New laws may also result in additional reductions in healthcare funding, which could have a material adverse effect on our customers, which may affect our financial operations. Legislative and regulatory proposals may expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We cannot be certain whether additional legislative changes will be enacted, or whether relevant regulations, guidance, or interpretations will be changed, or what the impact of such changes on our products may be.

Although we cannot predict the full effect on our business of the implementation of existing legislation or the enactment of additional legislation pursuant to healthcare and other legislative reform, we believe that legislation or regulations that would reduce reimbursement for, or restrict coverage of, our products could adversely affect how much or under what circumstances healthcare providers will prescribe or administer our products. This could materially and adversely affect our business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market our products. In addition, we believe the increasing emphasis on managed care in the United States has and will continue to put pressure on the price and usage of pharmaceutical products, which may adversely impact product sales.

Governments outside the United States tend to impose strict price controls, which may adversely affect our future revenues.

In some countries, particularly countries in Europe, the pricing and/or reimbursement of prescription pharmaceuticals is subject to governmental control. In Canada, the prices of patented medicines are subject to price controls. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a study that compares the cost-effectiveness of our products to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed, possibly materially.

We face intense competition and rapid technological change, which may make it more difficult to achieve significant market penetration. If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our product candidates is characterized by intense competition and rapid technological advances. For example, if it is approved in the future, Sci-B-Vac will compete in the United States with approved hepatitis B virus vaccines marketed by GlaxoSmithKline plc, Dynavax Technologies Corporation, and Merck & Co. and compete outside the United States with vaccines from GlaxoSmithKline plc, Merck & Co., and several additional established pharmaceutical companies. If competitors’ existing products or new products are more effective than or considered superior to our current or future products, the commercial opportunity for our products will be reduced or eliminated. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products or may offer comparable performance at a lower cost. We face competition from fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of our competitors have products or product candidates already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, are larger than us and have substantially greater financial, technical, research, marketing, sales, distribution and other resources. Existing and potential competitors may develop or market products that are more effective or commercially attractive than any that we are developing or marketing. Competitors may obtain regulatory approvals and introduce and commercialize products before we do. These developments could have a significant negative effect on our financial condition. Even if we are able to compete successfully, we may not be able to do so in a profitable manner.

S-16

We may be exposed to liability claims associated with the use of hazardous materials and chemicals.

Our research and development activities involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state, provincial and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. In addition, the federal, provincial, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect our business and financial condition.

Our product candidates may never achieve market acceptance, even if we obtain regulatory approvals.

Even if we receive regulatory approvals for the commercial sale of our product candidates, the commercial success of these product candidates will depend on, among other things, their acceptance by physicians, patients, third-party payers such as health insurance companies and other members of the medical community as a vaccine and a cost-effective alternative to competing products. If our product candidates fail to gain market acceptance, we may be unable to earn sufficient revenue to continue our business. Market acceptance of, and demand for, any product that we may develop and commercialize will depend on many factors, including:

●	our ability to provide acceptable evidence of safety and efficacy;

●	the prevalence and severity of adverse side effects;

●	whether our vaccines are differentiated from other vaccines based on immunogenicity;

●	availability, relative cost and relative efficacy of alternative and competing treatments;

●	the effectiveness of our marketing and distribution strategy;

●	publicity concerning our products or competing products and treatments; and

●	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In particular, there are significant challenges to obtaining regulatory approval for CMV vaccine candidates developed for a target market (i.e. pre-pregnant women) due to the relatively low tolerance for risk to these populations. The risk-benefit analysis undertaken by the FDA and other regulators in deciding whether or not to approve this product candidate will be high relative to other vaccines and biologic products that target less sensitive populations.

If our product candidates do not become widely accepted by physicians, patients, third-party payers and other members of the medical community, our business, financial condition and results of operations would be materially and adversely affected.

If we are unable to manufacture our eVLP pipeline candidates in sufficient quantities, at sufficient yields or are unable to obtain regulatory approvals for a manufacturing facility for our vaccines, we may experience delays in product development, clinical trials, regulatory approval and commercial distribution.

Completion of our clinical trials and commercialization of our eVLP pipeline candidates require access to, or development of, facilities to manufacture our eVLP pipeline candidates at sufficient yields and at commercial-scale. We have limited experience manufacturing any of our eVLP pipeline candidates in the volumes that will be necessary to support large-scale clinical trials or commercial sales. Efforts to establish these capabilities may not meet initial expectations as to scheduling, scale-up, reproducibility, yield, purity, cost, potency or quality.

If we are unable to manufacture our eVLP pipeline candidates in clinical or commercial quantities, as the case may be, in sufficient yields, with sufficient purity, potency, quality, and identity, then we must find, qualify, and rely on third parties. Any new third-party manufacturers must also receive FDA approval before we may use product manufactured by them as our commercial products and pipeline candidates. Our products may be in competition with other products for access to these facilities and may be subject to delays in manufacture if our third-party manufacturers give other products greater priority. Any delays experienced by third-party manufacturers, whether directly or by its raw material suppliers in relation to our project, may result in delays in clinical development of our eVLP pipeline candidates.

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As a result, any delay or interruption could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In light of our current resources and limited commercial experience, we may need to establish successful third-party relationships to successfully commercialize our product candidates.

The near and long-term viability of our product candidates may depend, in part, on our ability to successfully establish new strategic collaborations with pharmaceutical and biotechnology companies, non-profit organizations and government agencies. Establishing and maintaining strategic collaborations and obtaining government funding is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position or based on their internal pipeline; government agencies may reject contract or grant applications based on their assessment of public need, the public interest, the ability of our products to address these areas, or other reasons beyond our expectations or control. If we fail to establish or maintain a sufficient number of collaborations or government relationships on acceptable terms, we may not be able to commercialize our product candidates or generate sufficient revenue to fund further research and development efforts.

Even if we establish new collaborations or obtain government funding, these relationships, including our collaboration with Brii Bio, may never result in the successful development or commercialization of any product candidates for several reasons, including the fact that:

●	we may not have the ability to control the activities of our partners and cannot provide assurance that they will fulfill their obligations to us, including with respect to the license, development and commercialization of product candidates, in a timely manner or at all;

●	such partners may not devote sufficient resources to our product candidates or properly maintain or defend our intellectual property rights;

●	relationships with our collaborators could also be subject to certain fraud and abuse laws if not structured properly to comply with such laws;

●	any failure on the part of our partners to perform or satisfy their obligations to us could lead to delays in the development or commercialization of our product candidates and affect our ability to realize product revenue; and

●	disagreements, including disputes over the ownership of technology developed with such collaborators, could result in litigation, which would be time-consuming and expensive, and may delay or terminate research and development efforts, regulatory approvals and commercialization activities.

If we or our collaborators fail to maintain our existing agreements or in the event we fail to establish agreements as necessary, we could be required to undertake research, development, manufacturing and commercialization activities solely at our own expense. These activities would significantly increase our capital requirements and, given our lack of sales, marketing and distribution capabilities, significantly delay the commercialization of our product candidates.

Our marketing, promotional and business practices, including those that occur prior to the FDA’s or another regulatory authority’s approval of a product candidate, are subject to extensive regulation and any material failure to comply could result in significant sanctions against us.

The marketing, promotional, and business practices of pharmaceutical and biologics companies are subject to extensive regulation, the enforcement of which may result in the imposition of civil and/or criminal penalties, injunctions, and/or limitations on marketing practices for some of our products.

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There is no official FDA definition of “promotion,” but FDA regulations, guidance documents, and enforcement actions make clear that the FDA takes a broad view of the term. Promotional materials include any written, oral, graphic, or broadcast material made and distributed to consumers by a company or its agents with the intent to proactively communicate certain attributes (e.g., use/indication, safety, effectiveness, etc.) of a given drug or biologic product. Examples include presentations, posters, brochures, notes, e-mail messages (external), blog postings, corporate websites, social media posts, videos, oral representations made by company representatives, product samples, reprints of scientific and medical articles, among others. To be lawful, promotions, at a minimum, must:

●	be consistent with, and not contrary to, labeling;

●	present “fair balance” between risks and benefits;

●	be truthful and not false or misleading;

●	be adequately substantiated (when required); and

●	include adequate directions for use.

Aside from off-label promotion, a lack of fair balance between risk information and benefit information has become the highest enforcement priority for the FDA in this context. We may also be subject to enforcement action in connection with any promotion of an investigational product. Under the Food, Drug and Cosmetic Act, a sponsor or investigator, or any person acting on behalf of a sponsor or investigator, shall not represent in a promotional context that an investigational new drug is safe or effective for the purposes for which it is under investigation or otherwise promote the product candidate. The most common factors that trigger FDA enforcement actions for unauthorized promotion of an investigational drug include:

●	Absence of clear and prominent statement on investigational status;

●	Use of trade name pre-approval (without adequate clarification as to status);

●	Lack of separation between information on investigational and approved products;

●	Characterizations and descriptions of a promotional nature that are phrased as established facts (e.g., “long actions,” “tamper-resistant,” “next generation”); and

●	Presentation of information in a manner that visually suggests it is an approved product (e.g., under a heading titled “Products”).

Any enforcement action or lawsuit brought against us in connection with alleged violations of applicable promotion requirements, or prohibitions, could harm our business and our reputation, as well as the reputation of any then approved products we may promote or commercialize.

We may be subject to additional risks due to the involvement of third-party drugs, devices, or other products in clinical studies evaluating the safety and/or efficacy of our product candidates and/or in connection with the commercial use of any such candidates approved by the FDA for marketing in the United States in the future.

One or more existing FDA-approved therapies may be involved in the clinical testing of a given product candidate, as such product candidate may be tested in combination with a therapy developed by another company or administered using a third-party medical device. For example, our vaccine immunotherapeutic candidate VBI-1901 is administered in conjunction with an existing adjuvant therapy via intradermal injection. Accordingly, our clinical studies for VBI-1901, and any other study involving a third-party product, may subject us to additional risks that we may not otherwise face in connection with studies conducted without third-party products.

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Among other potential risks, a third-party product we utilize could be defective, removed from the market, or otherwise rendered unavailable for the applicable use. Additionally, the safety and/or efficacy of such products may be called into question for reasons beyond our control, including, but not limited to, serious adverse events associated with the product; regulatory enforcement action against the product’s manufacturer, developer, or other responsible party, as applicable; or any other circumstance or finding that negatively impacts the perceived utility or reliability of the product. The occurrence of any such events in connection with a third-party drug, device, or other product used in our clinical studies could cause the FDA and/or industry to question the validity of our clinical trial data or improperly attribute safety or efficacy issues to our product candidates, either of which could have a material adverse effect on our ability to successfully develop and commercialize such candidates. We cannot predict the ultimate impact that any third-party product used in our clinical studies may have on our business, as such is dependent upon a number of factors outside of our reasonable control.

Risks Related to Our Capital Requirements and Financings

We will need additional financing to continue our operations. If we are unable to obtain additional financing on acceptable terms, we may have to curtail or cease our development plans and operations.

Our revenue generating activities include product sales and research and development services pursuant to fee for service agreements, collaboration agreements and certain governmental research and development grants. However, our revenues have not been significant to date. Our long-term success and ability to continue as a going concern is dependent upon obtaining sufficient capital to fund the research and development of our products, to bring about their successful commercial release, if approved, to generate revenue and, ultimately, to attain profitable operations or alternatively advance the products and technology to such a point that an acquirer would find attractive. We face substantial demand on our cash resources to fund operations and our growth plans in the future.

To date, we have been able to obtain financing; however, there is no assurance that financing will be available in the future, or if it is, that it will be available at terms acceptable to us. Additional financings may be effected through debt financing and/or the issuance of equity securities, there being no assurance that any type of financing on terms acceptable to us will be available or otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of equity securities or securities convertible into equity securities would cause the percentage ownership of our shareholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing shareholders. Furthermore, if we issue additional securities, whether equity or debt, or if investors believe we may issue additional securities, the market price of our common shares could decline. If such financing is not available when required or is not available on acceptable terms, we may be required to reduce or eliminate certain pipeline candidates and development activities, and it may ultimately require us to suspend or cease operations, which could cause investors to lose the entire amount of their investment.

We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

We have incurred significant net losses and negative operating cash flows since inception. We incurred net losses of approximately $64 million and $39 million in 2018 and 2017, respectively. As of June 30, 2019, we had an accumulated deficit of $235 million. Our income generating activities have been from sales of our Sci-B-Vac product in markets that have generated a limited number of sales to-date, fees from research and development services and revenue from partnership collaborations. We expect to incur significant and increasing operating losses for the next several years as we complete the Phase III clinical program for Sci-B-Vac and support regulatory submissions and pre-commercialization activities, expand our research and development, advance other pipeline candidates into and through clinical development, including CMV candidate and GBM vaccine immunotherapeutic candidate, complete clinical trials and seek regulatory approval. Because of the numerous risks and uncertainties associated with developing and commercializing pharmaceutical products, as well as those related to our expectations for the Sci-B-Vac Phase III clinical program and the Brii License Agreement, we are unable to predict the extent of any future losses or guarantee when, or if, our company will become profitable or cash flow positive. If we never achieve profitability or positive cash flows, or achieve either later than we anticipate, you may lose some or all of your investment in us.

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Our financial statements have been prepared on a going concern basis; we must raise additional capital to fund our operations in order to continue as a going concern.

In its report dated February 25, 2019, EisnerAmper LLP, our independent registered public accounting firm, expressed substantial doubt about our ability to continue as a going concern as we have suffered recurring losses from operations and have insufficient liquidity to fund our future operations. If we are unable to improve our liquidity position we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge out liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. As of June 30, 2019, we had $30.1 million of cash. In order to have sufficient cash to fund our operations in the future, we will need to raise additional equity or debt capital and cannot provide any assurance that we will be successful in doing so.

Risks Related to Our Business

Adverse effects resulting from other immunotherapy drugs or therapies could also negatively affect the perceptions by members of the health care community, including physicians, about the safety and effectiveness of our pipeline candidates.

There are many other companies that have developed or are currently trying to develop immuno-oncology products for the treatment of cancer. If adverse effects were to result from any immunotherapy drugs or therapies being developed, manufactured and marketed by others it could be attributed to our products or immunotherapy protocols as a whole. In fact, in the past biologics have been associated with certain safety risks and other companies developing biologics have had patients in trials suffer from serious adverse events, including death. Any such attribution could negatively affect the perceptions by members of the health care community, including physicians, about the safety and effectiveness of our pipeline candidates and the future of immunotherapy for the treatment of cancer. Our industry is susceptible to rapid technological changes and there can be no assurance that we will be able to overcome any new technological challenges presented by the adverse effects resulting from immunotherapy drugs or therapies developed, manufactured or marketed by others.

We have international operations, which subject us to risks inherent with operations outside of the United States.

We have international operations and we may seek to obtain market approvals in foreign markets that we deem to generate significant opportunities. However, even with the cooperation of a commercialization partner, conducting drug development in foreign countries involves inherent risks, including, but not limited to: difficulties in staffing, funding and managing foreign operations; different and unexpected changes in regulatory requirements; export restrictions; tariffs and other trade barriers; different reimbursement systems; economic weaknesses or political instability in particular foreign economies and markets; compliance with tax, employment, immigration and labor laws for employees living or travelling abroad; supply chain and raw materials management; difficulties in protecting, acquiring, enforcing and litigating intellectual property rights; fluctuations in currency exchange rates; and potentially adverse tax consequences.

If we were to experience any of the difficulties listed above, or any other difficulties, our international development activities and our overall financial condition may suffer and cause us to reduce or discontinue our international development and market approval efforts.

We may not be successful in hiring and retaining key employees, in which case our business may be harmed.

Our business is highly dependent upon the continued services of our senior management and key scientific and technical personnel. As such, our future success depends on our ability to identify, attract, hire or engage, retain and motivate well-qualified managerial, technical, clinical and regulatory personnel. Our operations require qualified personnel with expertise in nonclinical pharmacology and toxicology, pharmaceutical development, clinical research, regulatory affairs, manufacturing, sales and marketing. We must compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and, when the need arises, we may not be able to hire the personnel necessary to support our efforts. There can be no assurance that these professionals will be available in the market, or that we will be able to retain existing professionals or to meet or to continue to meet their compensation requirements. Furthermore, the cost base in relation to such compensation, which may include equity compensation, may increase significantly, which could have a material adverse effect on us. Failure to establish and maintain an effective management team and work force could adversely affect our ability to operate, grow and manage our business.

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Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to:

●	comply with FDA regulations or similar regulations of comparable foreign regulatory authorities;

●	provide accurate information to the FDA or comparable foreign regulatory authorities;

●	comply with manufacturing standards that we have established;

●	comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable foreign regulatory authorities;

●	properly protect patient information which is subject to federal and state privacy and security laws or similar laws in foreign countries;

●	report financial information or data accurately; or

●	disclose unauthorized activities to us.

In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commissions, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions that we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us and we are not successful in defending or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

We are subject to federal, provincial and state laws and regulations relating to our business and our failure to comply with those laws could have a material adverse effect on our results of operations and financial conditions.

We are subject to healthcare regulation and enforcement by the U.S. federal government and the states and other jurisdictions in which we conduct our business. The laws that may affect our ability to operate include the following:

●	the federal Anti-Kickback Statute (and state equivalents), which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for, or the purchase, order or recommendation of, any item or service that is reimbursable, in whole or in part, by a federal healthcare program such as the Medicare and Medicaid programs;

●	the federal physician self-referral law, commonly known as the “Stark Law” (and state equivalents), which prohibits a physician from making a referral for certain designated health services covered by the Medicare program if the physician or an immediate family member has a financial relationship with the entity providing the designated health services, unless the financial relationship falls within an applicable exception to the prohibition;

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●	the federal False Claims Act and related laws (and state equivalents) that prohibit and impose liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment to the federal government;

●	the so-called qui tam provisions of the federal and state False Claims Act, which permit whistleblowers to sue in the name of the federal or state governments’ healthcare providers and others for alleged violations of those laws and which permit whistleblowers to obtain a reward for bringing the case. These qui tam cases have been on the rise in recent years;

●	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●

the federal transparency requirements under the PPACA, including the provisions commonly referred to as the Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or Children’s Health Insurance Program to report annually to the Centers for Medicare & Medicaid Services information related to payments and other transfers of value to physicians and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members;

●	the federal Civil Monetary Penalties Law, which prohibits, among other things, the offering or transfer of remuneration to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state healthcare program, unless an exception applies;

●	the Prescription Drug Marketing Act, as amended, which governs the distribution of prescription drug samples to healthcare practitioners;

●	the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and established comprehensive federal standards with respect to the privacy and security of protected health information and requirements for the use of certain standardized electronic transactions, and amendments made in 2013 to HIPAA under the Health Information Technology for Economic and Clinical Health Act, which strengthens and expands HIPAA privacy and security compliance requirements, increases penalties for violators, extends enforcement authority to state attorneys general, and imposes requirements for breach notification;

●	other federal and state laws, and state law equivalents of each of the federal laws, including fraud and abuse laws, prohibitions on self-referral, kickbacks, false claims, fee-splitting, the provision of products at no or discounted cost to induce physician or patient adoption, and transparency, reporting and disclosure requirements and laws that may apply to items or services reimbursed by any third-party payer, including commercial insurers, and laws that prohibit other specified practices related to billing, such as billing physicians for orders, waiving coinsurance, co-payments, deductibles, and other amounts owed by patients, and billing a state Medicaid program at a price that is higher than what is charged to other payers; and

●	state law equivalents of HIPAA related to the privacy and security of patient information.

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Further, the Affordable Care Act, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity can now be found guilty of fraud or false claims under the Affordable Care Act without actual knowledge of the statute or specific intent to violate it. In addition, the Affordable Care Act provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Possible sanctions for violation of these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare, Medicaid and other government programs and forfeiture of amounts collected in violation of such prohibitions. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against such claims, could result in a material adverse effect on our reputation, business, results of operations and financial condition.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians and teaching hospitals for marketing, medical directorships, and other purposes. Some states impose a legal obligation on companies to adhere to voluntary industry codes of behavior (e.g., the PhRMA Code and the AdvaMed Code of Ethics), which apply to pharmaceutical and medical device companies’ interactions with healthcare providers; some mandate implementation of corporate compliance programs, along with the tracking and reporting of gifts, compensation and other remuneration to physicians, and some states limit or prohibit such gifts.

Most recently, there has been a trend in federal and state legislation aimed at requiring pharmaceutical companies to disclose information about their production and marketing costs, and ultimately lowering costs for drug products. Several states have passed or introduced bills that would require disclosure of certain pricing information for prescription drugs that have no threshold amount or are above a certain annual wholesale acquisition cost. In June 2016, Vermont became the first state to pass legislation requiring certain drug companies to disclose information relating to justification of certain price increases. The U.S. Congress has also introduced bills targeting prescription drug price transparency, and two such bills—the Patient Right to Know Drug Prices Act (for private plans) and the Know the Lowest Price Act (for Medicare Parts C and D)—were signed into law on October 10, 2018. These laws and any other such implementation of legislation requiring publication of drug costs could materially and adversely impact our business, financial condition and results of operations by promoting a reduction in drug prices. As such, patients may choose to use other low-cost, established drugs or therapies.

The scope and enforcement of these laws is uncertain and subject to change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. We are not able to predict the impact on our business of any changes in these laws. Federal or state regulatory authorities may challenge our future activities under these laws. Any such challenge could have a material adverse effect on our reputation, business, results of operations and financial condition. Any state or federal regulatory review of the Company, regardless of the outcome, would be costly and time-consuming.

In addition, we expect that the current presidential administration and U.S. Congress will seek to modify, repeal, or otherwise invalidate all, or certain provisions of, the Affordable Care Act. Since taking office, President Trump has continued to support the repeal of all or portions of the Affordable Care Act. In January 2017, the House and Senate passed a budget resolution that authorizes congressional committees to draft legislation to repeal all or portions of the Affordable Care Act and permits such legislation to pass with a majority vote in the Senate. President Trump also issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the Affordable Care Act and directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the Affordable Care Act to the maximum extent permitted by law. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold, and could have an impact on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Affordable Care Act. However, we cannot predict the ultimate content, timing or effect of any healthcare reform legislation or the impact of potential legislation on us.

In the context of securing and protecting any patient information that our clinical sites may obtain which may be subject to HIPAA or state law protections, we intend to and do include in the written agreements we will enter into with such clinical sites provisions requiring such clinical sites to have appropriate policies, procedures and systems in place to satisfy the privacy and security requirements. Our efforts, however, cannot protect against every potential threat to such patient information. For example, cyber-attacks or improper actions of an employee could result in a breach of our systems, resulting in immediate costs to address and correct the breach and notify any impacted parties, as well as potential litigation or governmental proceedings which could result in monetary fines and/or criminal sanctions. A breach of protected information could result in material adverse effects on our reputation, business operations and financial condition.

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We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar anti-bribery laws.

We are subject to the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws in other jurisdictions. These laws generally prohibit companies and their intermediaries from engaging in bribery or making other prohibited payments to government officials for the purpose of obtaining or retaining business, and some have record keeping requirements. The failure to comply with these laws could result in substantial criminal and/or monetary penalties. We operate in jurisdictions that have experienced corruption, bribery, pay-offs and other similar practices from time-to-time and, in certain circumstances, such practices may be local custom. Our Code of Business Conduct and Ethics mandates compliance with these anti-corruption laws. However, we cannot be certain that these policies and procedures will protect us against liability. There can be no assurance that our employees, other agents, or third-party manufacturers or other organizations will not engage in such conduct for which we might be held responsible. If our employees, other agents, or third-party manufacturers or other organizations are found to have engaged in such practices, we could suffer severe criminal or civil penalties and other consequences that could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/ or share price.

We may expand our business through the acquisition of rights to new product candidates that could disrupt our business and harm our financial condition.

We may expand our product offerings, and we may seek acquisitions of product candidates or technologies to do so. We may also seek to expand our business through the acquisition of businesses or companies having rights to new product candidates. Acquisitions involve numerous risks, including substantial cash expenditures; potentially dilutive issuances of equity securities; incurrence of debt and contingent liabilities, some of which may be difficult or impossible to identify at the time of the acquisition; difficulties in assimilating the acquired technologies or the operations of the acquired companies; diversion of management’s attention away from other business concerns; risks of entering markets in which we have limited or no direct experience; and the potential loss of key employees or key employees of the acquired companies.

There can be no assurance that any acquisition by us will result in short-term or long-term benefits to us. We may incorrectly judge the value or worth of an acquired product, company or business. In addition, future success of the combined company will depend in part on our ability to manage the rapid growth associated with some of these acquisitions. There can be no assurance that we will be able to make the combination of our business with that of any acquired products, businesses or companies work or be successful. Furthermore, the development or expansion of our business or any acquired products, businesses or companies may require a substantial capital investment by us. We may not have these necessary funds, or such funds might not be available on acceptable terms or at all. We may also seek to raise funds by selling capital stock or instruments convertible into or exercisable for capital stock, which could dilute each shareholder’s ownership interest.

Business interruptions could limit our ability to operate our business.

Our operations, as well as those of any collaborators on which we depend, are vulnerable to damage or interruption from computer viruses, human error, natural disasters, extreme weather, electrical and telecommunication failures, international acts of terror and similar events. Our formal disaster recovery plan and back-up operations and business interruption insurance may not be adequate to compensate us for losses we may suffer. A significant business interruption could result in losses or damages incurred by us and require us to cease or curtail our operations.

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Our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our cyber-security.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, research data, our proprietary business information and that of our suppliers, technical information about our products, clinical trial plans and employee records. Similarly, our third-party providers possess certain of our sensitive data and confidential information. The secure maintenance of this information is critical to our operations and business strategy. Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are vulnerable to damage from computer viruses, malware, ransomware, cyber fraud, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, encrypted, lost or stolen. Any such access, inappropriate disclosure of confidential or proprietary information or other loss of information, including our data being breached at third-party providers, could result in legal claims or proceedings, liability or financial loss under laws that protect the privacy of personal information, disruption of our operations or our product development programs and damage to our reputation, which could adversely affect our business. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data.

Under current U.S., Canadian and Israeli law, we may not be able to enforce covenants not to compete or to prevent the breach of confidentiality agreements, and therefore, may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into non-competition agreements with our employees and certain key consultants. These agreements prohibit our employees and certain key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. However, under current U.S., Canadian and Israeli law, we may be unable to enforce these agreements, in whole or in part, and therefore, we cannot be sure that these employees and key consultants will not compete with us. For example, in the past, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we are unable to demonstrate that harm would be caused to us or otherwise enforce these non-competition agreements, in whole or in part, we may be unable to prevent our competitors from benefitting from the expertise our former employees or consultants developed while working for us and our ability to remain competitive may be diminished.

We rely on confidential information that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, competitors may obtain and use our confidential information to gain a competitive advantage over us or could substantially delay product development or harm our commercialization activities. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others, which may divert our available funds away from our business activities.

We have significant operations located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our subsidiary’s operations are located in Rehovot, Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our business and results of operations.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

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Since the Gaza Strip’s 2007 coup, by which the terrorist organization Hamas seized control, there have been a number of armed conflicts between Hamas and Israel - in December-January 2008-9, November 2012, July-August 2014 and as recently as May 2019 - in all of which conflicts, rockets were fired from Gaza into Israeli civilian population centers. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party backed by Iran and controlling large swathes of Lebanon. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our Rehovot facilities, employees and some of our consultants are located, and negatively affected business conditions in Israel. Since February 2011, Egypt has experienced political turbulence and an increase in terrorist activity in the Sinai Peninsula following the resignation of Hosni Mubarak as president. This included protests throughout Egypt, and the appointment of a military regime in his stead, followed by the elections to parliament which brought groups affiliated with the Muslim Brotherhood (which had been previously outlawed by Egypt), and the subsequent overthrow of this elected government by a military regime instead. Such political turbulence and violence could affect the region as a whole. Similar civil unrest and political turbulence has occurred in other countries in the region, including Syria which shares a common border with Israel, and is affecting the political stability of those countries. Since April 2011, a civil war that has been ongoing in Syria has escalated, and evidence indicates that chemical weapons have been used in the region. This instability and any intervention may lead to additional conflicts in the region. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran also has a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, and both the Allawite regime and various rebel militia groups in Syria. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital.

Commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.

Political relations could limit our ability to sell or buy internationally.

We could be adversely affected by the interruption or reduction of trade between Israel and its trading partners. To date the State of Israel and Israeli companies have been repeatedly subjected to economic boycotts. Several countries, companies and organizations continue to participate in a boycott of Israeli firms and others doing business with Israel or with Israeli companies. Also, over the past several years there have been calls in Europe and elsewhere to reduce trade with Israel. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

The operations of our subsidiary in Israel may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty until they reach the age of 40 (or older, for reservists who are officers or who have certain special training) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity and recent armed conflicts, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. The operations of our subsidiary in Israel could be disrupted by such call-ups, which may include the call-up of our employees or the employees of our Israeli business partners. Such disruption could materially adversely affect our business, financial condition and results of operations.

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Exchange rate fluctuations between the U.S. dollar, Canadian dollar and the New Israeli Shekel currencies may negatively affect our earnings cash flows.

Our functional currency is the U.S. dollar. We incur expenses in New Israeli Shekel, which we refer to as NIS, Canadian Dollars and U.S. dollars. As a result, we are exposed to the risks that the U.S. dollar may devalue relative to the Canadian Dollar or NIS, or, if the U.S. dollar appreciates relative to the Canadian Dollar or NIS, that the inflation rate in the United States may exceed such rate of devaluation of the U.S. dollar, or that the timing of such devaluation may lag behind inflation in the United States. The average exchange rate for the year ended December 31, 2018, was US$1.00 = NIS 3.597 and US$1.00 = C$1.2953. We cannot predict any future trends in the rate of inflation in the United States or the rate of devaluation, if any, of the U.S. dollar against the Canadian Dollar or NIS.

Risks Related to Our Intellectual Property

Our success depends on our ability to maintain the proprietary nature of our technology. We may become subject to third parties’ claims alleging infringement of patents and proprietary rights or seeking to invalidate our patents or proprietary rights, which would be costly, time-consuming and, if successfully asserted against us, delay or prevent the development of our current or future product candidates or commercialization of our products.

Our success in large part depends on our ability to maintain the proprietary nature of our technology. To do so, we must, at significant cost, prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. We also must operate without infringing the proprietary rights of third parties or allowing third parties to infringe our rights. We currently have rights to over 133 fully owned, co-owned or exclusively licensed patents and patent applications. However, patent issues relating to pharmaceuticals and biologics involve complex legal, scientific and factual questions.

To date, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office or enforced by the federal courts. Therefore, we do not know whether our patent applications will result in the issuance of patents, or that any patents issued to us will provide us with any competitive advantage. We also cannot be sure that we will develop additional proprietary products that are patentable. Furthermore, there is a risk that others will independently develop similar technology or products or circumvent the patents issued to us.

Even if we are issued patents for our technologies, there is always a risk that third parties will initiate post grant review or inter parties review proceedings to challenge the validity of one or more of our patents. These proceedings can result in the loss of patent claims. Even if we are successful in defending our patents during post grant review or inter parties review proceedings, these procedures are time consuming and expensive and may have a negative impact on our results.

There is also a risk that third parties may challenge our existing patents in court or claim that we are infringing their patents or proprietary rights. We cannot assure you that the manufacture, use, sale, offer for sale, or importation of any of our products or current or future product candidates will not infringe existing or future patents. Because we have not conducted a formal freedom to operate analysis for patents related to our products or product candidates, we may not be aware of patents that have already been issued that a third-party might assert are infringed by one of our products or current or future product candidates. Because patent applications can take many years to issue and may be confidential for eighteen months or more after filing, there also may be applications now pending of which we are unaware and which may later result in issued patents that we may infringe by commercializing any of our products or current or future product candidates. We could incur substantial costs in defending patent infringement suits or in filing suits against others to have their patents declared invalid or to claim infringement of our patents. It is also possible that we may be required to obtain licenses from third parties to avoid infringing third-party patents or other proprietary rights. We cannot be sure that such third-party licenses would be available to us on acceptable terms, if at all. If we are unable to obtain required third-party licenses, we may be delayed in or prohibited from developing, manufacturing or selling products requiring such licenses.

Although our patent filings include claims covering various features of our product candidates, including composition, methods of manufacture and use, our patents do not provide us with complete protection against the development of competing products. Furthermore, follow-on versions of patented biologic products (i.e., biosimilars) may have structural differences that cause them to fall outside the scope of patent claims. Some of our know-how and technology is not patentable. To protect our proprietary rights in unpatentable intellectual property and trade secrets, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information.

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Sci-B-Vac is not currently protected by any pending patent application nor any unexpired patent. Accordingly, Sci-B-Vac may be subject to competition from the sale of generic products that could adversely affect our business and operations.

Sci-B-Vac has no patent protection, and therefore, we will seek to rely on non-patent data exclusivity in the United States Biologics Price Competition and Innovation Act (the “BPCI Act”) and similar legislation in other countries, which is described further under “—Risks Related to our Intellectual Property —We may not be able to obtain marketing exclusivity in the United States under the BPCI Act or equivalent regulatory data exclusivity protection in other jurisdictions for our products.”

Sci-B-Vac is the only product we currently market. Failure to obtain and retain marketing exclusivity or expiration of the market exclusivity could seriously adversely affect the revenue potential for Sci-B-Vac in the jurisdictions where it is approved for sale.

Our ability to protect and enforce our patents does not guarantee that we will secure the right to commercialize the patents.

A patent is a limited monopoly right conferred upon an inventor, and any successors in title, in return for the making and disclosing of a useful, new, and non-obvious invention. This monopoly is of limited duration but, while in force, allows the patent holder to prevent others from making and/or using his invention. While a patent gives the holder this right to exclude others, it is not a license to commercialize the invention, where other permissions may be required for permissible commercialization to occur. For example, a drug cannot be marketed in the United States without the appropriate authorization from the FDA, regardless of the existence of a patent covering the product. Further, the invention, even if patented itself, may be prohibited from commercialization if it infringes the valid patent rights of another party.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by governmental patent offices, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The U.S. Patent and Trademark Office and various foreign governmental patent offices require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case, which could result in a material adverse effect on our business or results of operations.

We are dependent on technologies we have licensed, and we may need to license in the future, and if we fail to obtain licenses we need, or fail to comply with our payment obligations in the agreements under which we in-license intellectual property and other rights from third parties, we could lose our ability to develop our product candidates.

We currently are dependent on licenses from third parties for certain of our key technologies, including the license under the Ferring License Agreement and the license from the L’Universite Pierre et Marie Curie (“UPMC”). Under the Ferring License Agreement, we are committed to pay Ferring royalties equal to 7% of net sales (as defined therein) of HBsAg “Product” (as defined therein). Under the SciGen Assignment Agreement, we are required to pay royalties to SciGen Ltd. equal to 5% of net sales (as defined in the Ferring License Agreement) of Product. Under the Ferring License Agreement and the SciGen Assignment Agreement, we originally were to pay royalties on a country-by-country basis until the date 10 years after the date of commencement of the first royalty year in respect of such country. In April 2019, we exercised our option to extend the Ferring License Agreement in respect of all the countries that still make up the territory for an additional 7 years by making a one-time payment to Ferring of $100,000. Royalties under the Ferring License Agreement and SciGen Assignment Agreement will continue to be payable for the duration of the extended license periods. Under our license agreement with UPMC and other licensors relating to eVLP technology, we have an exclusive license to a family of patents and patent applications that is expected to expire in the United States in 2022 and 2021 in other countries. Under this agreement, we are required to pay UPMC between 0.75% to 1.75% of net sales and certain lump-sum milestone payments. UPMC is also a co-owner of the patent family covering our VBI-1501 CMV vaccine and we are currently negotiating extension of our existing license to cover this patent family.

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No assurance can be given that our existing license will be extended on reasonable terms or at all. In addition, we expect we will need to license intellectual property from other third parties in the future and that these licenses will be material to our business. No assurance can be given that we will generate sufficient revenue or raise additional financing to meet our payment obligations in the license agreements with Ferring, UPMC or other license agreements we enter into with third parties in the future. Any failure to make the payments required by the license agreements may permit the licensor to terminate the license. If we were to lose or otherwise be unable to maintain these licenses for any reason, it would halt our ability to develop our product candidates. Furthermore, such loss of these licenses may enable development of new products that may compete with our product candidates, and our competitors may gain proprietary position. Any of the foregoing could result in a material adverse effect on our business or results of operations.

In addition, we do not own the patents or patent applications that we license, and as such, we may need to rely upon our licensors to properly prosecute and maintain those patent applications and prevent infringement of those patents. If our licensors are unable to adequately protect their proprietary intellectual property we license from legal challenges, or the Company is unable to enforce such licensed intellectual property against infringement or alternative technologies, we will not be able to compete effectively in the drug discovery and development business.

If patent laws or the interpretation of patent laws change, our competitors may be able to develop and commercialize our discoveries.

Important legal issues remain to be resolved as to the extent and scope of available patent protection for biopharmaceutical products and processes in the United States and other important markets outside the United States, such as Europe, China and Japan. As such, litigation or administrative proceedings may be necessary to determine the validity, scope and ownership of certain of our and others’ proprietary rights. Any such litigation or proceeding may result in a significant commitment of resources in the future and could force us to do one or more of the following: cease selling or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue; obtain a license or other rights from the holder of the intellectual property right alleged to have been infringed or otherwise violated, which license may not be available on reasonable terms, if at all; and redesign our products to avoid infringing or violating the intellectual property rights of third parties, which may be time-consuming or impossible to do. In addition, changes in patent laws in the United States and other countries may result in allowing others to use our discoveries or develop and commercialize our products. We cannot provide assurance that the patents we obtain or the unpatented technology we hold will afford us significant commercial protection.

We may not be able to enforce our intellectual property rights throughout the world. This risk is exacerbated for us because we expect that one or more of our product candidates will be manufactured and used in a number of foreign countries.

The laws of foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This risk is exacerbated for us because we currently have one product manufactured, and we expect that one or more of our product candidates will be manufactured, and used in a number of foreign countries.

The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to life sciences. This could make it difficult for us to stop the infringement or other misappropriation of our intellectual property rights. For example, several foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, some countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents and trade secrets may provide limited or no benefit.

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Most jurisdictions in which we have applied for, intend to apply for or have been issued patents have patent protection laws similar to those of the United States, but some of them do not. For example, in addition to the collaboration with Brii Bio, we may do business in China, Indonesia and India in the future and the countries in these regions may not provide the same or similar protection as that provided in the United States. Additionally, due to uncertainty in patent protection law, we have not filed applications in many countries where significant markets exist.

Proceedings to enforce patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of our intellectual property.

We may not be able to monetize intangible assets, including In Process Research and Development (“IPR&D”) and goodwill, which may result in the need to record an impairment charge.

Our balance sheet contains significant amounts of intangible assets. For IPR&D assets, the risk of failure is significant, and there can be no certainty that these assets ultimately will yield successful products. The nature of our business is high-risk and requires that we invest in a large number of projects in an effort to achieve a successful portfolio of approved products. Our ability to realize value on these significant investments is often contingent upon, among other things, regulatory approvals and market acceptance. These IPR&D and goodwill assets may become impaired and be written off at some time in the future. An example of an event that is indicative of impairment is a projection or forecast that indicates losses or reduced profits associated with an asset or the market capitalization of a company falling below the net equity value. For IPR&D projects, this could result from, among other things, a change in outlook based on clinical trial data, a delay in the projected launch date or additional expenditures to commercialize the product. During the third quarter of 2019 to date, our market capitalization was below our net equity value for a substantial number of days, and we therefore expect to record an impairment charge in September 2019, the amount of which is still in the process of being calculated.

While all intangible assets can face events and circumstances that can lead to impairment, in general, intangible assets that are most at risk of impairment include IPR&D assets. IPR&D assets are high-risk, as research and development is an inherently risky activity.

We may not be able to obtain marketing exclusivity in the United States under the BPCI Act or equivalent regulatory data exclusivity protection in other jurisdictions for our products.

The BPCI Act, which is included in the Affordable Care Act, provides the manufacturer of innovator biologic to seek a twelve-year period of marketing exclusivity. Similar data exclusivity regimes exist in the European Union and in Canada, although the term of market exclusivity is shorter than in the United States. We intend to seek the maximum period of market exclusivity for Sci-B-Vac and our other product candidates in each jurisdiction, but there is no guarantee that any of our products will receive any marketing exclusivity under the BPCI Act, or under analogous legislation in other jurisdictions. Furthermore, changes in applicable law could alter any period of market exclusivity or limit its availability. Our failure to obtain exclusivity for any product that is ultimately approved by the FDA, the EMA or Health Canada may expose us to substantial competition, which could have significant adverse financial consequences.

Risks Related to Our Indebtedness

Our obligations under our credit facility are secured by substantially all of our assets, so if we default on those obligations, the lender could foreclose on our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent at a time when the value of such assets exceeded the amount of our indebtedness and other obligations.

Perceptive Credit, the lender under our credit facility has a security interest in all of our assets other than excluded and future projects. As a result, if we default under our obligations to the lender, the lender could foreclose on its security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations. The principal amount of the term loan as of June 30, 2019, was $15.0 million ($15.3 million including the exit fee).

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In the event of a default in connection with our bankruptcy, insolvency, liquidation, or reorganization, the lender would have a prior right to substantially all of our assets to the exclusion of our general creditors. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by the lender, resulting in all or a portion of our assets being unavailable to satisfy the claims of any unsecured indebtedness. Only after satisfying the claims of any unsecured creditors would any amount be available for our equity holders. These events of default include, among other things, our failure to pay any amounts due under the Amended Credit Agreement or any of the other loan documents, a breach of covenants under the Amended Credit Agreement, our insolvency, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against us.

The pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under the term loan, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.

If we are unable to comply with certain financial and operating restrictions in our existing credit facility, we may be limited in our business activities and access to credit or may default under our credit facility.

Provisions in the Amended Credit Agreement impose restrictions or require prior approval on our ability, and the ability of certain of our subsidiaries to, among other things:

●	incur additional debt;

●	pay cash dividends and make distributions;

●	make certain investments and acquisitions;

●	guarantee the indebtedness of others or our subsidiaries;

●	redeem or repurchase capital shares;

●	create liens or encumbrances;

●	enter into transactions with affiliates;

●	engage in new lines of business;

●	sell, lease or transfer certain parts of our business or property;

●	incur obligations for capital expenditures;

●	issue additional capital shares; and

●	acquire new companies and merge or consolidate.

The Amended Credit Agreement also contains other customary covenants, including covenants that require us to meet specified financial ratios and financial tests and maintain a minimum cash balance of $2.5 million. We may not be able to comply with these covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default, which, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under this agreement and would require us to pay all amounts outstanding. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all. Our failure to repay our indebtedness would result in our lender foreclosing on all or a portion of our assets and force us to curtail or cease our operations.

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Our outstanding term loan obligations may adversely affect our cash flow and our ability to operate our business.

Pursuant to the terms of Amended Credit Agreement, the lender made a term loan to us in aggregate amount of $15.0 million. In 2018, we made average monthly payments of interest in the amount of approximately $165,000. On July 17, 2018, the Amended Credit Agreement was amended by the second amendment, pursuant to which we were required to make monthly interest payments plus monthly principal payments in the amount of approximately $200,000 per month from January 2019 until the loan matures. The principal amount of the term loan as of December 31, 2018, was $15.0 million ($15.3 million including the exit fee). As amended by the second amendment, the term loan was set to mature on December 31, 2019. On January 31, 2019, we further amended the Amended Credit Agreement by the third amendment to (i) extend the period we are required to pay only the interest on the loan from December 31, 2018, to January 31, 2020, (ii) extend the maturity of the term loan to June 30, 2020, and (iii) reduce the exercise price on certain warrants to purchase common shares issued to Perceptive Credit to $2.75 from $4.13 for 363,771 warrants issued on July 25, 2014, and for 363,771 warrants issued on December 6, 2016, and from $3.355 for 1,341,282 warrants issued on December 6, 2016.

The terms of our term loan could have negative consequences to us, such as:

●	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

●	the amount of our interest expense may increase because our term loan has a variable rate of interest at any time dependent on one-month London Interbank Offered Rate greater than 1%; and

●	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that we will continue to have sufficient capital to allow us to pay the principal and interest on our debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable to refinance all or part of our existing debt, sell assets, borrow money or raise equity on terms acceptable to us, if at all, and the lender could foreclose on its security interests and liquidate some or all of our assets.

Risks Related to Our Common Shares and this Offering

The price of our common shares has been, and may continue to be, volatile. This may affect the ability of our investors to sell their shares, and the value of an investment in our common shares may decline.

During the 12-month period ended September 18, 2019, our common shares traded as high as $2.56 per share and as low as $0.5350 per share. The market prices of our common shares may continue to be volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	future announcements about us, our collaborators or competitors, including the results of testing, technological innovations, or new products and services;
●	clinical trial results;
●	depletion of cash reserves;
●	additions or departures of key personnel;
●	operating results that fall below expectations;
●	announcements by us relating to any strategic relationship;
●	sales of equity securities or issuance of additional debt;
●	industry developments;
●	changes in state, provincial or federal regulations affecting us and our industry;
●	economic, political and other external factors; and
●	period-to-period fluctuations in our financial results.

Furthermore, the stock market in general and the market for biotechnology companies, in particular, have from time to time experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common shares.

Our failure to meet the continued listing requirements of The NASDAQ Capital Market could result in a delisting of our common shares.

As previously reported, on August 14, 2019, we received a letter from the Listing Qualifications Department of NASDAQ indicating that, based upon the closing bid price of our common shares for the 30 consecutive business day period between July 2, 2019 through August 13, 2019, we did not meet the minimum bid price of $1.00 per share required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2). In order to regain compliance with NASDAQ’s minimum bid price requirement, our common shares must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period. In the event that we do not regain compliance by the end of the Compliance Period, we may be eligible for additional time to regain compliance. To qualify, we will be required to meet the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary. If we meet these requirements, we may be granted an additional 180 calendar days to regain compliance. However, if it appears to NASDAQ that we will be unable to cure the deficiency, or if we are not otherwise eligible for the additional cure period, NASDAQ will provide notice that our common shares will be subject to delisting.

To resolve the noncompliance, we may consider available options including a reverse share split, which may not result in a permanent increase in the market price of our shares, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the Securities and Exchange Commission. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split.

Although we expect to take actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our shares. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our shares, and our ability to raise future capital through the sale of our shares could be severely limited.

You will experience immediate and substantial dilution in the net tangible book value per common share you purchase.

Since the price per common share being offered is substantially higher than the net tangible book value per common share, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per common share. After giving effect to the sale of 70,000,000 common shares in this offering at a public offering price of $0.50 per share, and based on our net tangible book value as of June 30, 2019, if you purchase common shares in this offering you will suffer substantial and immediate dilution of $ 0.26 per share in the net tangible book value of the common shares. The future exercise of outstanding options and warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

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Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds of this offering for the continued advancement of our pipeline programs and general corporate purposes, including working capital and capital expenditures. For more information, see “Use of Proceeds” on page S-38. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately.

The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical and clinical studies, our clinical trials we may commence in the future and the timing of regulatory submissions. The costs and timing of development activities, particularly conducting clinical trials and preclinical studies, are highly uncertain, subject to substantial risks and can often change. Depending on the outcome of these activities and other unforeseen events, our plans and priorities may change, and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

Our failure to apply these funds effectively could have a material adverse effect on our business, delay the further development of our product candidates and cause the price of our common shares to decline.

We have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common shares as a dividend. In addition, our Amended Credit Agreement with Perceptive Credit prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock. We currently intend to retain earnings, if any, for reinvestment in our business. Therefore, holders of our common shares should not expect to receive cash dividends on our common shares.

Common shares eligible for future sale may cause the price of our common shares to decline.

From time to time, certain of our shareholders may be eligible to sell all or some of their restricted common shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months, subject only to the current public information requirement (which disappears after one year). Of the 97,757,199 common shares outstanding as of June 30, 2019, approximately 67,508,186 common shares are held by “non-affiliates,” all of which are currently freely tradable either because those were issued in a registered offering or pursuant to Rule 144.

Any substantial sale of our common shares pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common shares.

In addition, as of June 30, 2019, we had outstanding options, awards, and warrants for the purchase of 9,605,579 common shares. Of this amount, options, awards and warrants for the purchase of 1,553,521 common shares are held by non-affiliates, who may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. If our share price rises, the holders may exercise their options and sell a large number of shares. This could cause the market price of our common shares to decline.

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We are required to comply with the domestic reporting regime under the Securities Exchange Act of 1934, as amended, and incur significant legal, accounting and other expenses and resources, and our management are required to devote substantial time to compliance initiatives and corporate governance practices.

We are required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to a publicly traded United States domestic issuer. The obligations of being a public reporting company require significant expenditures, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the Nasdaq Capital Market. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and corporate governance practices, among many other complex rules that are often difficult and time consuming to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. Compliance with such requirements also places significant demands on our management, administrative, operational, internal audit and accounting resources. As a result, we incur, and we expect to continue to incur, legal and financial compliance costs and some activities are highly time consuming and costly.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

The ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act require us to identify material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Our management, including our chief executive officer and principal financial officer, does not expect that our internal controls and disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of the company or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

In addition, discovery and disclosure of a material weakness, by definition, could have a material adverse impact on our financial statements. Such an occurrence could discourage certain customers or suppliers from doing business with us, cause downgrades in our future debt ratings leading to higher borrowing costs and affect how our common shares trade. This could, in turn, negatively affect our ability to access public debt or equity markets for capital.

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We are an “emerging growth company” and may elect to comply with reduced public company reporting requirements, which could make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act. For as long as we continue to be an “emerging growth company”, we may take advantage of exemptions from various reporting requirements that are applicable to other public reporting companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports. We could be an “emerging growth company” up until December 31, 2021, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if the market value of our common shares held by non-affiliates exceeds $700.0 million as of any June 30th, in which case we would no longer be an “emerging growth company” as of the following December 31st. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

U.S. civil liabilities may not be enforceable against us or certain of our officers.

We are governed by the Business Corporations Act (British Columbia) (“BCBCA”) and a substantial portion of our assets, including our manufacturing facility in Rehovot, Israel, and our research facility in Ottawa, Canada, are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or to enforce judgments obtained against us in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian or Israeli courts. In addition, two of our officers reside outside of the United States, and all or a substantial portion of their assets may be located outside the United States, which may make effecting service of process within the United States or enforcing judgments obtained against such persons in U.S. courts difficult.

We are governed by the corporate laws of British Columbia which in some cases have a different effect on shareholders than the corporate laws of Delaware, United States.

We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, including the advance notice provisions in our articles for the nomination of directors, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

Although we expect that we will not be classified as a passive foreign investment company (“PFIC”) in 2019, there can be no assurance that we will not be classified as a PFIC in 2019 or any subsequent year, which would result in adverse U.S. federal income tax consequences to U.S. holders of our common shares.

A non-U.S. corporation such as us will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income is passive income or (ii) 50% or more of the value of its assets (based on an average of the values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. We do not expect to be a PFIC for the 2019 taxable year. However, the fair market value of our assets may be determined in large part by the market price of our common shares, which is likely to fluctuate, and the composition of our income and assets will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. No assurance can be provided that we will not be classified as a PFIC for the 2019 taxable year or any future taxable year. If we are a PFIC in any year, U.S. Holders (as defined in “Certain United States Income Tax Considerations” below) will be subject to certain adverse U. S. federal income tax consequences. Prospective U.S. Holders should consult their tax advisors regarding our PFIC status.

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We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

The concentration of the capital stock ownership with our insiders will likely limit the ability of other shareholders to influence corporate matters.

As of June 30, 2019, approximately 30.9% of our outstanding common shares was controlled by our officers, directors, beneficial owners of 10% or more of our securities and their respective affiliates. As a result, these shareholders, if they acted together, may be able to determine or influence matters that require approval by our shareholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other shareholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other shareholders may view as beneficial.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our common shares and trading volume could decline.

The trading market for our common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Although we currently have research coverage by securities and industry analysts, you should not invest in our common shares in anticipation that we will increase such coverage. If one or more of the analysts who covers us at any given time downgrades our common shares or publishes inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common shares could decrease, which could cause the price of our common shares and trading volume to decline.

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USE OF PROCEEDS

We estimate that the net proceeds received from the sale of 70,000,000 common shares in this offering by us will be approximately $32.4 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase an additional 10,500,000 of shares from us in full, we estimate that our net proceeds will be approximately $37.3 million after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for:

●	the continued advancement of our pipeline programs, including,

o	(1) Sci-B-Vac® - the completion of the CONSTANT Phase III study, and regulatory and pre-commercialization activities for the U.S., Europe, and Canada; and

o	(2) continued clinical development of GBM (VBI-1901), therapeutic hepatitis B (VBI-2601), and CMV (VBI-1501) programs; and

●	general corporate purposes, including working capital and capital expenditures.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, the timing of regulatory submissions, the outcome of regulatory review, the amount of cash generated by our operations, the amount of competition we face and other operational factors, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

Until we use the net proceeds of this offering, we will invest excess funds in short-term, investment grade, interest-bearing bank accounts or securities.

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DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per common share immediately after this offering. The net tangible book value of our common shares as of June 30, 2019, was approximately $7.1 million, or approximately $0.07 per common share based on 97,757,199 common shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 70,000,000 common shares in this offering at a price of $0.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2019, would have been approximately $39.5 million, or approximately $0.24 per common share. This represents an immediate increase in net tangible book value of $0.17 per share to our existing shareholders and an immediate dilution of approximately $0.26 per share to new investors participating in this offering, as illustrated by the following table:

Public offering price per common share		$0.50

Net tangible book value per common share as of June 30, 2019	$0.07

Increase in net tangible book value per common share attributable to the offering	$0.17

Pro forma net tangible book value per common share as of June 30, 2019 after giving effect to the offering		$0.24

Dilution in net tangible book value per common share to new investors in the offering		$0.26

If the underwriters exercise in full their option to purchase an additional 10,500,000 common shares at a public offering price of $0.50 per share, our pro forma net tangible book value after this offering would be approximately $44.4 million, or $0.25 per share, representing an increase in net tangible book value of approximately $0.18 per share to existing shareholders and immediate dilution in net tangible book value of approximately $0.25 per share to investors purchasing our common shares in this offering at the public offering price.

The discussion of dilution, and the table quantifying it, assume no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The discussion and table above are based on 97,757,199 common shares outstanding as of June 30, 2019, and excludes the following potentially dilutive securities as of that date:

●	6,986,755 outstanding equity grants and awards which include:

○	6,740,224 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $2.84 per share; and

○	246,531 common shares issuable upon the vesting of awards having a weighted average fair value at grant date of $2.97 per share;

●	1,676,460 common shares reserved for issuance under our equity incentive plans; and

●	2,618,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.57 per share.

To the extent that any of these options, awards or warrants are exercised, new options and awards are issued under our equity incentive plans and subsequently exercised or we issue additional common shares or securities convertible into common shares in the future, there will be further dilution to new investors participating in this offering.

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INFORMATION REGARDING THE MARKET IN OUR COMMON SHARES

Our common shares began publicly trading on The NASDAQ Capital Market on May 9, 2016, under the symbol “VBIV.” Our common shares had traded on the Toronto Stock Exchange under the ticker symbol “VBV” from May 9, 2016, until March 23, 2018, on which date we voluntarily delisted our common shares from the Toronto Stock Exchange. Prior to May 9, 2016, our common shares had traded in Canada on the Toronto Stock Exchange under the symbol “VAC” and quoted in the United States on the OTC Markets QX Tier (OTCQX) under the symbol “SVACF.”

On September 18, 2019, the last reported sale price of our common shares on the NASDAQ Capital Market was $0.6728 per share. As of September 13, 2019, we had approximately 821 shareholders of record. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

DIVIDEND POLICY

We have not paid cash dividends on our common shares since January 1, 2015, and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In addition, our Amended Credit Agreement with Perceptive Credit prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock.

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CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

The section discusses the material U.S. federal income tax consequences of purchasing, owning and disposing of our common shares by a U.S. Holder that acquires the common shares pursuant to this offered and holds such common shares as capital assets. For purposes of this summary, “U.S. Holder” means a beneficial holder of our common shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the U.S.;

●	a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This section does not address the tax consequences to such a partnership or any partner in such a partnership for U.S. federal income tax purposes. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of our common shares.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, IRS rulings and judicial decisions in effect as of the date of this prospectus supplement. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary does not purport to be a complete analysis of all potential U.S. federal income tax effects and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax) or to holders that are subject to special rules under U.S. federal income tax law, including:

●	dealers in stocks, securities or currencies;

●	securities traders that use a mark-to-market accounting method;

●	banks and financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	tax-exempt organizations;

●	retirement plans, individual plans, individual retirement accounts and tax-deferred accounts;

●	persons holding our common shares as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;

●	persons who or that are, or may become, subject to the expatriation provisions of the Code;

●	persons whose functional currency is not the U.S. dollar; and

●	direct, indirect or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock.

This summary also does not discuss any aspect of state, local or foreign law, or estate or gift tax law as applicable to U.S. Holders or any holders that are not U.S. Holders.

PROSPECTIVE U.S. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

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Taxation of U.S. Holders of Our Common Shares

Dividends

Subject to the PFIC rules discussed below, any distributions paid by the Company out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and, other than a corporate 10% shareholder, will not be eligible for the dividends received deduction generally allowed to corporations. The dividend will be taxable to a U.S. Holder when the holder receives the dividend, actually or constructively. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common shares and thereafter as capital gain. The Company may not, however, maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should assume (unless advised to the contrary) that any distribution from the Company will be treated for US federal income tax purposes as a dividend. Prospective purchasers should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

Dividends paid to non-corporate U.S. Holders by the Company in a taxable year in which it is treated as a PFIC, or in the immediately following taxable year, will not be eligible for the preferential rate normally applicable to qualified dividend income. In all other taxable years, dividends paid by the Company should be taxable to a non-corporate U.S. Holder at the preferential rate applicable qualified dividend income, provided that certain conditions are satisfied. The Company has taken the position that it was not a PFIC for the 2018 taxable year and does not expect to be classified as a PFIC for the 2019 taxable year. However, no assurance can be provided that the Company will not in fact be classified as a PFIC for the 2019 or any subsequent taxable year and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in 2019 or any subsequence taxable year (if any). See “Taxation of U.S. Holders of Common Shares — Passive Foreign Investment Company Considerations” below.

Under current law, payments of dividends by the Company to non-Canadian investors are generally subject to Canadian withholding tax at a rate of 25%. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the “Convention”) is reduced to a rate of 15% unless the U.S. Holder is a company which owns 10% of our voting shares in which case the withholding rate is reduced to a rate of 5%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received by the U.S. Holder from the Company with respect to the payment.

Subject to certain limitations, a U.S. Holder will generally be entitled to a credit or a deduction against its U.S. federal income tax liability for Canadian income taxes withheld by the Company. For purposes of the foreign tax credit limitation, dividends paid by the Company generally will constitute foreign source income in the “passive category income” basket. The foreign tax credit rules are complex and prospective purchasers should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its common shares.

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This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in its common shares exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

Special U.S. tax rules apply to U.S. Holders of our common shares if we are a passive foreign investment company, or PFIC. A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value of its assets is attributable to assets which produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for the 2019 taxable year. However, the fair market value of the Company’s assets may be determined in large part by the market price of our common shares, which is likely to fluctuate, and the composition of the Company’s income and assets will be affected by how, and how quickly, the Company spends any cash that is raised in any financing transaction. No assurance can be provided that the Company will not be classified as a PFIC for the 2019 taxable year or any future taxable year. Prospective purchasers should consult their tax advisors regarding the Company’s PFIC status.

If a U.S. holder holds common shares during any taxable year when the Company is a PFIC, the U.S. Holder that does not make the QEF election or the mark-to-market election described below will generally be subject to adverse rules with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on our common shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for our common shares) and (ii) any gain realized on the sale or other disposition of the common shares. Generally, our common shares will be shares in a PFIC with respect to a U.S. Holder if we are a PFIC during any time of such U.S. Holder’s holding period, unless the U.S. shareholder makes a deemed sale election or a mark-to-market election, or makes a QEF election with respect to the first taxable year for which we are a PFIC.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest”, which is not deductible.

U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to our common shares, provided that our common shares are “marketable”. Our common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, our common shares generally will be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Our Common Shares are currently listed on the NASDAQ Capital Market, which constitutes a qualified exchange; however, there can be no assurance that our common shares will be treated as regularly traded for purposes of the mark-to-market election on a qualified exchange. If our common shares are not regularly traded on NASDAQ Capital Market or are delisted from NASDAQ Capital Market and not traded on another qualified exchange for the requisite time period described above, the mark-to-market election will not be available.

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A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in our common shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its common shares over the fair market value of its common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of our common shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of our common shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If the Company is classified as a PFIC for any taxable year in which a U.S. Holder owns our common shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless our common shares cease to be marketable, in which case the election is automatically terminated.

If the Company were to be classified as a PFIC, a U.S. Holder of our common shares will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the Company that is also classified as a PFIC. Prospective purchasers should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

A U.S. Holder can also avoid the interest charge and the other adverse PFIC consequences described above if we are a PFIC by making a QEF election to be taxed currently on its share of our undistributed income. If we are classified as a PFIC, we may satisfy the record keeping requirements that apply to a QEF and supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules with respect to the Company and any subsidiary of the Company that is a PFIC (“PFIC Subsidiary”). However, there can be no assurance that the Company will satisfy the record keeping requirement or provide the information required to be reported by U.S. Holders.

A U.S. Holder that makes a timely and effective QEF election with respect to the first tax year in its holding period of our common shares for which we are a PFIC generally will not be subject to the adverse PFIC consequences described above with respect to its common shares. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of our common shares.

The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC.

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A QEF election made with respect to the Company will not apply to any PFIC Subsidiary; a QEF election must be made separately for each PFIC Subsidiary (in which case the treatment described above will apply to such PFIC Subsidiary). If a U.S. Holder makes a timely and effective QEF election with respect to a PFIC Subsidiary, it will be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such PFIC Subsidiary, regardless of whether it actually receives a distribution of such income.

If the Company is classified as a PFIC and later ceases to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold its common shares on the last day of the taxable year of the Company during which it is a PFIC. A U.S. Holder that makes a deemed sale election will then cease to be treated as owning stock in a PFIC by reason of ownership of our common shares in the Company. However, gain recognized as a result of making the deemed sale election will be subject to the adverse rules described above and loss will not be recognized as a result of a deemed sale election.

If the Company or a subsidiary is a PFIC in any year with respect to a U.S. Holder, the U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on our common shares and any gain realized on the disposition of our common shares.

In addition, if the Company were to be classified as a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of our common shares. This filing requirement is in addition to the preexisting reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

Prospective purchasers should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Tax on Net Investment Income

A Medicare contribution tax of 3.8% is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. “Net investment income” generally includes income from any dividends paid with respect our common shares and net gain from the sale, exchange or other taxable disposition of our common shares, reduced by any deductions properly allocable to such income or net gain. U.S. Holders are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of an investment in our common shares.

Information Reporting and Backup Withholding

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from sales or other dispositions of our common shares, generally will be reported to the IRS and to the U.S. Holder as required under applicable regulations. Backup withholding tax may apply to these payments if the U.S. Holder fails to timely provide in the appropriate manner an accurate taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Certain U.S. Holders are not subject to the information reporting or backup withholding tax requirements described herein. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding tax and the procedure for establishing an exemption.

Backup withholding tax is not an additional tax. U.S. Holders generally will be allowed a refund or credit against their U.S. federal income tax liability for amounts withheld, provided the required information is timely furnished to the IRS. Certain U.S. Holders are required to file IRS Form 926 and certain U.S. Holders may be required to file Form 5471 reporting transfers of cash or other property to the Company and information relating to the U.S. Holder and the Company. In addition, certain U.S. Holders are required to report information on IRS Form 8938 with respect to their investments in certain “foreign financial assets,” which includes an investment in our common shares. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. U.S. Holders should consult their tax advisors regarding the information reporting obligations that may arise from their acquisition, ownership or disposition of our common shares.

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Certain Canadian Federal Income Tax Considerations

The following is a summary, as of today’s date, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (“Tax Act”) that generally apply to an investor who acquires the common shares pursuant to this prospectus supplement and who, for the purposes of the Tax Act and at all relevant times, (i) deals at arm’s length and is not affiliated with us and the underwriters, (ii) acquires and holds the common shares as capital property (iii) is not, and is not deemed to be, a resident of Canada, and (iv) does not use or hold the common shares in carrying on a business in Canada (a “Holder”). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on business in Canada and elsewhere, or an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

Generally, the common shares will be considered to be capital property to a Holder provided that the Holder does not use the common shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade, all within the meaning of the Tax Act.

This summary is based upon the current provisions of the Convention, the Tax Act and its regulations and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Tax Act and its regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Dividends

Dividends paid or credited or deemed to be paid or credited by us to a Holder on the common shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of the Convention or another applicable tax treaty between Canada and the Holder’s country of residence. The rate of withholding tax on dividends paid or credited to a Holder who is resident in the United States for purposes of the Convention, entitled to benefits under the Convention, and is the beneficial owner of the dividend is generally limited to 15% of the gross amount of the dividend (or 5% in the case of such a Holder that is a company beneficially owning at least 10% of our voting shares). Holders should consult their own tax advisors regarding the application of the Convention (or any other applicable tax treaty) to dividends based on their particular circumstances.

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Dispositions of Common Shares

A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of the common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares constitute “taxable Canadian property” to the Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of the Convention (or any other applicable tax treaty).

Provided our common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the NASDAQ Capital Market), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently:

(i)	the Holder, persons with whom the Holder did not deal at arm’s length, and partnerships in which the Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Holder together with all such persons, owned 25% or more of the issued shares of any class or series of our shares; and

(ii)	more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, our common shares could be deemed to be “taxable Canadian property” to a Holder. Holders whose common shares may be taxable Canadian property should consult their own tax advisors.

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UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement, dated the date of this prospectus supplement, with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the respective number of common shares shown opposite its name in the following table. Raymond James & Associates, Inc. and Oppenheimer & Co. Inc. are the representatives of the underwriters.

Underwriters	Number of Shares
Raymond James & Associates, Inc.	31,500,000
Oppenheimer & Co. Inc.	28,000,000
National Securities Corporation	10,500,000
Total	70,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until that option is exercised. If an underwriter fails or refuses to purchase any of its committed shares, the purchase commitments of the non-defaulting underwriters may be increased, or the offering may be terminated.

The underwriters have an option to buy up to an additional 10,500,000 common shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise this option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above, and the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at such offering price less a concession not in excess of $0.018 per share. After the initial public offering of the shares, the offering price and the selling concession may be changed by the underwriters.

The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per Share	$0.03	$0.03
Total	$2,100,000.00	$2,415,000.00

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $175,000, all of which will be paid by us. In addition, we have agreed to reimburse the underwriters for certain of their expenses, including the expenses of counsel to the underwriters, in an amount not to exceed $100,000. We have also agreed to pay National Securities Corporation a financial advisory fee in the amount of $221,000.

We expect to deliver the shares against payment for the shares on or about September 23, 2019.

We, our officers and directors and certain of our shareholders have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days through and including the date of the underwriting agreement:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any common shares, options or warrants to acquire common shares, or securities exchangeable or exercisable for or convertible into common shares currently or hereafter owned either of record or beneficially, or

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●	enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common shares, or securities exchangeable or exercisable for or convertible into common shares, or

●	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of the representatives.

In addition, we and each such person agreed that, without the prior written consent of the representatives, we or such other person will not, during the 90-day restricted period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for the common shares.

The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including:

●	as a bona fide gift or gifts; or

●	to any trust for the direct or indirect benefit of our officers and directors or their immediate family (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

●	as a distribution to limited partners, members, stockholders or other equity holders of our officers and directors; or

●	to the affiliates of our officers and directors or to any investment fund or other entity controlled or managed by our officers and directors; or

●	pursuant to a qualified domestic order or in connection with a divorce settlement; or

●	by will or intestate succession to the legal representative, heir, beneficiary or immediate family of our officers and directors upon the death of any of our officers and directors; or

●	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common shares involving a “change of control”; or

●	pursuant to the “net exercise” of outstanding options in accordance with their terms and the surrender of common shares (including, without limitation, pursuant to a “sell-to-cover” transaction) in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise or settlement, in each case pursuant to employee benefit plans disclosed in this prospectus supplement (or any documents incorporated by reference therein).

In addition, the restrictions in the immediately preceding paragraphs shall not apply to (i) shares or other securities exchangeable or exercisable for or convertible into shares issued by us in connection with any bona fide joint venture, commercial or collaborative relationship or the acquisition or license by us of securities, businesses, property or other assets of another person or entity pursuant to any employee benefit plan assumed by us in connection with such acquisition, provided, however, that such shares shall not in the aggregate exceed 10% of our outstanding common shares after giving effect to the sale of the common shares in this offering, (ii) shares issued in connection with the settlement of any litigation, claims or other disputes, or in satisfaction of any or other awards, in each case as described in this prospectus supplement, as agreed to by us and the underwriters on the date of the underwriting agreement, and (iii) shares, other securities exchangeable or exercisable for or convertible into shares or debt securities issued by us in connection with certain debt refinancing or amendment transactions, provided, however, that such shares shall not in the aggregate exceed 5% of our outstanding common shares after giving effect to the sale of the common shares in this offering.

The representatives may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements.

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Our common shares are listed for trading on the NASDAQ Capital Market under the symbol “VBIV.”

In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common shares. As a result, the price of our common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NASDAQ Capital Market, in the over-the- counter market or otherwise.

In connection with this offering, the underwriters may engage in passive market making transactions in the common shares on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of our common shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

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The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Oppenheimer & Co. Inc. served as an underwriter in our underwritten public offering of our common shares in December 2018, for which they received customary fees and expenses. An affiliate of National Securities Corporation is purchasing an aggregate of 92,500 common shares in this offering on the same terms as other investors.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities offered under this prospectus supplement are not qualified for sale to the public in any Province or Territory of Canada and may not be offered or sold in a Province or Territory of Canada, directly or indirectly, on behalf of the issuer except in accordance with available exemptions from the prospectus requirements under applicable Canadian securities laws and this prospectus supplement does not constitute an offer of the common shares, directly or indirectly, to the public in Canada. The securities offered under this prospectus supplement may not be offered, sold, resold or delivered, directly or indirectly, in Canada or to any resident of Canada until the day that is four months and one day after the date on which such securities were issued by us except in accordance with available exemptions from the prospectus requirements under applicable Canadian securities laws.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area – Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common shares will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common shares has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common shares has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common shares cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common shares have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common shares been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale in Israel, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common shares in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common shares may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

● to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

● in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common shares or distribution of any offer document relating to the common shares in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

● made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

● in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common shares in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common shares being declared null and void and in the liability of the entity transferring the common shares for any damages suffered by the investors.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common shares be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common shares in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common shares. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common shares may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the common shares offered by this prospectus supplement will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario. Goodwin Procter LLP, New York, New York, is counsel for the underwriters in connection with this offering. Certain legal matters related to the offering concerning Canadian law will be passed upon for the underwriters by Fasken Martineau DuMoulin LLP, Vancouver, British Columbia.

EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2018, and 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference in this prospectus supplement, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at http://www.vbivaccines.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports, and other information that we file or furnish pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, http://www.vbivaccines.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the Securities and Exchange Commission could automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination or completion of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 25, 2019;

●	our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Securities and Exchange Commission on May 1, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the Securities and Exchange Commission on August 9, 2019;

●	our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on each of January 16, 2019, February 5, 2019, February 11, 2019, March 19, 2019, April 1, 2019, April 3, 2019, April 9, 2019, April 12, 2019, April 17, 2019, April 24, 2019, April 26, 2019, June 4, 2019, June 14, 2019, June 17, 2019 (Item 8.01), June 21, 2019, July 29, 2019,

August 5, 2019, August 16, 2019 and September 5, 2019; and

●	the description of our common shares which is included in the Form 8-A filed with the Securities and Exchange Commission on May 5, 2016.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference (excluding any exhibits to those documents, unless we have specifically incorporated that exhibit by reference herein). These documents will be provided to you at no cost, by contacting:

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

Attention: Chief Business Officer

Telephone: (617) 830-3031

You may also access the documents incorporated by reference in this prospectus supplement through our website at http://www.vbivaccines.com. Except as set forth above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

S-56

PROSPECTUS

$150,000,000

Common Shares

Warrants

Units

Subscription Rights

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common shares are listed on the NASDAQ Capital Market under the symbol “VBIV.” On July 19, 2018, the last reported sale price of our common shares as reported by the NASDAQ Capital Market was $2.83 per share. We recommend that you obtain current market quotations for our common shares prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our common shares on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. and its subsidiaries.

Unless indicated otherwise, all references to the U.S. Dollar, Dollar or $ are to the United States Dollar, the legal currency of the United States of America and all references to € mean Euros, the legal currency of the European Union. We may also refer to NIS, which is the New Israeli Shekel, the legal currency of Israel, and the Canadian Dollar or CAD, which is the legal currency of Canada.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing of, and our ability to, obtain and maintain regulatory approvals for our clinical trials, products and product candidates;

●	the timing and results of our ongoing and planned clinical trials for products and product candidates;

●	the amount of funds we require for our immuno-oncology and infectious disease vaccine candidate pipeline;

●	the potential benefits of strategic partnership agreements and our ability to enter into strategic partnership arrangements;

●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to license our intellectual property;

●	our ability to maintain a good relationship with our employees;

●	the ability of our contract research organizations, third party investigators, and independent sites to fulfill their contractual obligations or meet expected deadlines in conducting our clinical trials;

●	the suitability and adequacy of our office, manufacturing and research facilities and our ability to secure term extensions or expansions of leased space;

●	our ability to manufacture, or to have manufactured, any products we develop to the standards and requirements of regulatory agencies;

●	the ability of our vendors to manufacture and deliver materials that meet regulatory agency and our standards and requirements in order to meet planned timelines and milestones;

●	any disruption in the operations of our manufacturing facility where we manufacture all of our clinical and commercial supplies of Sci-B-Vac™;

●	our compliance with all laws, rules and regulations applicable to our business and products;

●	our ability to continue as a going concern;

●	our history of losses;

●	our ability to generate revenues and achieve profitability;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

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●	customer demand for our products and product candidates;

●	the impact of competitive or alternative products, technologies and pricing;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;

●	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats;

●	our ability to secure and maintain protection over our intellectual property;

●	changes to legal and regulatory processes for biosimilar approval and marketing could reduce the duration of market exclusivity for our products;

●	our ability to maintain our existing licenses for intellectual property; and

●	our success at managing the risks involved in the foregoing items.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

We are a commercial stage biopharmaceutical company developing next generation vaccines to address unmet needs in infectious disease and immuno-oncology. Our first marketed product is Sci-B-Vac® a third-generation hepatitis B virus vaccine that contains all three viral surface antigens of the hepatitis B virus. Sci-B-Vac is approved for use in Israel and 14 other countries. In December 2017, we initiated a global Phase III program for Sci-B-Vac designed to achieve licensure for the vaccine in the United States, Europe and Canada. Our wholly-owned subsidiary, SciVac Ltd., manufactures Sci-B-Vac in Rehovot, Israel.

We are also advancing our “enveloped” virus-like particle (“eVLP”) platform technology. Our eVLP platform technology enables the development of enveloped virus-like particle vaccines that closely mimic the target virus to elicit a potent immune response. We are advancing a pipeline of eVLP vaccines, with lead programs in both infectious disease, with our congenital cytomegalovirus vaccine candidate, and in immuno-oncology, with our therapeutic glioblastoma multiforme vaccine candidate.

Corporate Information

Our headquarters are located at 222 Third Street, Suite 2241, Cambridge, Massachusetts, 02142. Our telephone number at our headquarters is (617) 830-3031. Our manufacturing operations are located at 13 Gad Feinstein Road, POB 580, Rehovot, Israel 7610303 and our research operations are located at 310 Hunt Club Road East, Suite 201, Ottawa, Ontario Canada K1V 1C1. Our registered office is located at Suite 1700, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 2X8.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

The Securities We May Offer

We may offer up to $150,000,000 of common shares, warrants, units and/or subscription rights in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Shares

We may issue our common shares from time to time. Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors. Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. The common shares are neither redeemable nor convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

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Warrants

We may issue warrants for the purchase of our common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of one or more of the other securities described in this prospectus in any combination in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Subscription Rights

We may issue subscription rights to purchase common shares or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of such agreement and any supplemental agreements that describe the terms of the subscription rights we are offering before the issuance of such subscription rights.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common share to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;
●	the addition of new products or applications;
●	technical delays;
●	delays or difficulties with our clinical trials;
●	negative results from our clinical trials;
●	difficulty obtaining U.S. Food and Drug Administration approval;
●	failure to achieve sales as anticipated; and
●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in short-term, investment grade, interest-bearing bank accounts or securities. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DESCRIPTION OF CAPITAL STOCK

The following description of common shares summarizes the material terms and provisions of the common shares that we may offer under this prospectus, but is not complete. For the complete terms of our common shares, please refer to our Articles, a copy of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

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Description of Common Shares

We are authorized to issue an unlimited number of common shares with no par value. We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, including the advance notice provisions in our Articles for the nomination of directors, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

As of July 11, 2018, we had 64,383,391 common shares outstanding. Our authorized but unissued common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of July 11, 2018, there are 3,799,828 outstanding equity grants and awards which include: 3,421,341 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $4.34 per share; and 378,487 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $4.09 per share.

Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common shares are neither redeemable or convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding common shares are fully paid and non-assessable. The common shares offered by this prospectus will also be fully paid and non-assessable.

On July 19, 2018, the last sale price of our common shares on the NASDAQ Capital Market was $2.83 per share. The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

Registration Rights

Pursuant to the warrants issued to Perceptive Credit Holdings, LP (the “Lender”) in accordance with that certain Amended and Restated Credit Agreement and Guaranty, as may be amended from time to time in accordance with its terms, at any time after the one hundred eightieth day following the original issue date of the warrant, which was December 6, 2016, the Lender, or its assignees, may request that we register all or any portion of the common shares underlying the warrants for sale on a registration statement under the Securities Act.

In addition, if at any time we propose to register any of our common shares under the Securities Act for public sale either for our own account or for the account of other shareholders, the holder of the warrants are entitled to notice of the registration and may request that we include all or a portion of the common shares in the registration. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. The Lender has waived these rights as they may apply to the filing of the registration statement of which this prospectus is a part.

As of July 11, 2018, there are 2,618,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.57 per share.

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DESCRIPTION OF WARRANTS

As of July 11, 2018, there were 2,618,824 common shares that may be issued upon exercise of outstanding warrants.

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from common shares.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States or in Canada. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	the number or amount of common shares purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
●	the manner of exercise of the warrants, including any cashless exercise rights;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	U.S. or Canadian federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase common shares or other securities offered hereby. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether common shares or other securities will be offered under the shareholder subscription rights;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. or Canadian federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Securities and Exchange Commission if we offer subscription rights.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale, directly by us or through a designated agent;
●	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

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We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common shares sold pursuant to a prospectus supplement will be eligible for listing on the NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters with respect to the United States of America and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Haynes and Boone LLP, New York, New York. Certain legal matters with respect to Canadian law with respect to the validity of certain of the offered securities will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

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EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2017, and 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference in this prospectus, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Smythe LLP, independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Smythe LLP’s report, given on their authority as experts in accounting and auditing.

Peterson Sullivan LLP, independent registered public accounting firm, has audited the consolidated financial statements of VBI Vaccines (Delaware) Inc., our wholly-owned subsidiary, as set forth in its report thereon which is included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (Securities and Exchange Commission File No. 333-208761) and incorporated by reference in this prospectus, which report includes an explanatory paragraph about the existence of substantial doubt concerning VBI Vaccines (Delaware) Inc.’s ability to continue as a going concern. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at http://www.vbivaccines.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports, and other information that we filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, http://www.vbivaccines.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission could automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination or completion of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on February 26, 2018;

●	The portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, filed on April 10, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission on May 1, 2018;
●	our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on each of January 17, 2018, January 29, 2018, February 23, 2018, March 12, 2018, April 17, 2018, April 20, 2018, May 10, 2018 (Item 8.01), May 29, 2018, June 19, 2018, and July 19, 2018;

●	the description of our common shares which is included in the Form 8-A filed with the Securities and Exchange Commission on May 5, 2016; and

●	the consolidated financial statements of VBI Vaccines (Delaware) Inc. for the year ended December 31, 2015 included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3).

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

Attention: Chief Business Officer

Telephone: (617) 830-3031 x128

You may also access the documents incorporated by reference in this prospectus through our website at http://www.vbivaccines.com. Except as set forth above, no information available on or through our website shall be deemed to be incorporated in this prospectus, the accompanying prospectus or the registration statement of which it forms a part.

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70,000,000 Common Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Raymond James		Oppenheimer & Co.

Lead Manager

National Securities Corporation

September 19, 2019